UNITED STATES
SECURITIES AND EXCHANGE COMMISSION 2019
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

SilverBow Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 6, 2020
Dear SilverBow Resources, Inc. Shareholder:
Our 2020 annual meeting of shareholders will be held on May 18, 2020.
Our proxy statement is enclosed, accompanied by a copy of our annual report for the fiscal year ended December 31, 2019. The proxy statement describes information about SilverBow Resources, Inc. that you should consider when you vote for the proposals in conjunction with our upcoming annual meeting.
SilverBow Resources, Inc. has established itself as a company able to react, adapt and deliver to our shareholders through our returns-focused mindset, targeting the most impactful resources and identifying every efficiency and opportunity to reduce costs in a dynamic industry. In light of the current commodity price environment and unprecedented existing public health and travel concerns, we will continue to be vigilant, reactive, adaptable and returns-focused, while at the same time keeping the safety and well-being of our employees, vendors, communities in which we operate, shareholders and other stakeholders in mind.
Given the public health and travel conditions, our 2020 annual meeting will be conducted entirely on a virtual platform as further described in this proxy statement. Your vote is important to us, and whether or not you can virtually attend our annual meeting of shareholders, we urge you to review the accompanying materials, vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the annual meeting.
On behalf of the Board of Directors, thank you for your support and trust as a shareholder of SilverBow Resources, Inc.

Sincerely, Sean C. Woolverton Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 18, 2020
The annual meeting of shareholders of SILVERBOW RESOURCES, INC. (the “Company” or “SilverBow Resources”) will be held on May 18, 2020, at 10:00 a.m. (Central Time). Due to the emerging public health impact of the novel coronavirus (“COVID-19”) outbreak, and out of an abundance of caution to support the health and well-being of our employees and shareholders, the annual meeting will be completely virtual via a live webcast at www.virtualshareholdermeeting.com/SBOW2020; there will be no physical meeting location. Even though our meeting is being held virtually, shareholders will still have the ability to participate in, hear and ask questions electronically during the annual meeting. The annual meeting will be held for the following purposes:

1.
To elect the two Class I directors identified in this proxy statement to serve until the 2023 annual meeting of shareholders, or until their successors are duly elected and qualified or appointed pursuant to the then-applicable terms of the Director Nomination Agreement, among the Company and certain of its shareholders, dated as of April 22, 2016, as amended (“Nomination Agreement”);

2.	To conduct a nonbinding advisory vote to approve the compensation of SilverBow Resources’ named executive officers as presented in this proxy statement;

3.	To ratify the selection of BDO USA, LLP as SilverBow Resources’ independent auditor for the fiscal year ending December 31, 2020; and

4.	To conduct such other business as may properly be presented during the annual meeting, or at any and all adjournments or postponements thereof.
A record of shareholders has been taken as of the close of business on March 20, 2020, and only shareholders of record at that time will be entitled to vote on the proposals up for approval at our annual meeting, or any adjournment or postponement thereof. A complete list of shareholders will be available commencing May 7, 2020, and may be inspected during normal business hours by contacting our Investor Relations Department at 575 North Dairy Ashford Road, Suite 1200, Houston, Texas 77079; by telephone at (281) 874-2700 or (888) 991-SBOW; or by email to info@sbow.com. This list will also be available online through the virtual annual meeting platform during the meeting.

By Order of the Board of Directors, Christopher M. Abundis Executive Vice President, Chief Financial Officer, General Counsel and Secretary
April 6, 2020

Your Vote Is Important!
Whether or not you plan to virtually attend the annual meeting of shareholders, we urge you to vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the annual meeting. For additional instructions on voting your shares, please refer to the proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held On May 18, 2020
Your proxy card or voting instruction form will contain instructions on how to view our proxy materials for the annual meeting of shareholders on the internet. Our proxy statement and the Company’s annual report to shareholders on Form 10‑K are available at www.sbow.com.

SILVERBOW RESOURCES, INC.
575 North Dairy Ashford Road, Suite 1200
Houston, Texas 77079
(281) 874-2700
PROXY STATEMENT
for the
2020 ANNUAL MEETING OF SHAREHOLDERS
Solicitation
These proxy materials are being made available to the shareholders of SilverBow Resources, Inc. (“SilverBow Resources,” “Company,” “we” or “us”) beginning on or about April 6, 2020. The Board of Directors (the “Board”) of SilverBow Resources is soliciting your proxy to vote your shares of SilverBow Resources common stock for the proposals up for approval at our virtual annual meeting of shareholders (the “Annual Meeting”). Our Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/SBOW2020, on Monday, May 18, 2020, at 10:00 a.m. (Central Time). To attend the virtual meeting, you will need to have your 16-digit control number included in the notice of availability of proxy materials or the proxy card which you received.
The Board is soliciting proxies to give all shareholders the opportunity to vote on the matters that will be presented for approval at the virtual Annual Meeting. This proxy statement provides you with the information on these matters to assist you in voting your shares.
Voting Information
What is a proxy?
A proxy is your legal designation of another person or persons (the “proxy” or “proxies”) to vote on your behalf. By voting your shares as instructed in the materials you received, you are giving the designated proxies appointed by the Board the authority to vote your shares in the manner you indicate on the accompanying proxy card.
Who are the proxies appointed by the Board of Directors for the Annual Meeting?
The following officers of SilverBow Resources have been appointed to act as proxies for the Company with respect to shares of our issued and outstanding common stock at the virtual Annual Meeting:

Sean C. Woolverton	Chief Executive Officer
Christopher M. Abundis	Executive Vice President, Chief Financial Officer, General Counsel and Secretary
Steven W. Adam	Executive Vice President and Chief Operating Officer
Who is qualified to vote?
You are qualified to receive notice of and to vote for the proposals up for approval at our virtual Annual Meeting if you own shares of SilverBow Resources common stock as of the close of business on our record date of Friday, March 20, 2020.
How many shares of SilverBow Resources common stock are entitled to vote for the proposals up for approval at the Annual Meeting?
As of the March 20, 2020, record date, there were 11,866,075 shares of SilverBow Resources common stock issued, outstanding and entitled to vote for the proposals up for approval at the virtual Annual Meeting. Each share of SilverBow Resources common stock is entitled to one vote on each matter presented.
What is the impact of coronavirus (COVID-19) on the Annual Meeting and how can I participate in the virtual Annual Meeting?
Due to the emerging public health impact of the novel coronavirus (“COVID-19”) outbreak, and out of an abundance of caution to support the health and well-being of our employees and shareholders, the Annual Meeting

2020 Proxy Statement	SilverBow Resources, Inc. | 1

will be conducted completely virtually via a live webcast at www.virtualshareholdermeeting.com/SBOW2020; there will be no physical meeting location. The virtual Annual Meeting is expected to begin promptly at 10:00 a.m. (Central Time). Even though our meeting is being held virtually, shareholders will still have the ability to participate in, hear and ask questions electronically during our virtual Annual Meeting through the electronic platform. A "general questions" support line will be available the day of the meeting at www.virtualshareholdermeeting.com/SBOW2020. We currently intend to resume holding in-person meetings for our 2021 annual meeting and thereafter, assuming normal circumstances.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many of our shareholders hold their shares through a broker, trustee or other nominee rather than having the shares registered directly in their own name. There are some distinctions between shares held of record and those owned beneficially that are summarized below.
Shareholder of Record – If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to the Company or another person, or to vote your shares online during the virtual Annual Meeting.
Beneficial Owner – If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in “street name.” As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct. Your broker, trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. As a beneficial owner, you also have the right to vote your shares online during the virtual Annual Meeting.
How do I vote for the proposals up for approval at the virtual Annual Meeting?
Prior to the virtual Annual Meeting, you may vote using any of the following methods:
Via the Internet – You may vote by proxy via the internet by following the instructions provided in the proxy card accompanying the proxy materials you received. To vote via the internet prior to the virtual Annual Meeting, please visit www.proxyvote.com and have your proxy card in hand, including the 16-digit control number, when you log onto the website.
By Telephone – You may vote by proxy by calling the number found on the proxy card accompanying the proxy materials you received. Please have the proxy card in hand when you call.
By Mail – You may vote by proxy by completing the proxy card accompanying the proxy materials you received by mail and returning it in the envelope provided.
During the virtual Annual Meeting, you may vote using the following method:
Via the Internet – You may vote by proxy via the internet at the virtual Annual Meeting by following the instructions provided in the proxy card accompanying the proxy materials you received. To vote via the internet during the virtual Annual Meeting, please visit the Annual Meeting webcast at www.virtualshareholdermeeting.com/SBOW2020 on Monday, May 18, 2020 at 10:00 a.m. (Central Time) and have your proxy card in hand, including the 16-digit control number, when you log onto the website.
What are other considerations in voting my shares?
In order to ensure that all votes are received, the Company recommends that you vote your shares in advance of the virtual Annual Meeting. This way your vote will be counted whether or not you later decide to electronically attend the meeting.
What is householding?
We follow an SEC-approved procedure known as “householding.” Under this procedure, only one copy of the proxy statement and annual report on Form 10-K is being delivered to shareholders residing at the same address, unless the shareholders have notified SilverBow Resources of their desire to receive multiple copies. This allows us to reduce the environmental impact of printing and providing proxy materials and associated printing and mailing costs.

2 | SilverBow Resources, Inc.	2020 Proxy Statement

If you received a householded mailing this year and would like additional copies of the proxy statement and annual report on Form 10-K mailed to you, please contact Broadridge Financial Solutions, Inc. (“Broadridge”) by telephone at 1-800-579-1639, or by email at sendmaterial@proxyvote.com.  Broadridge will promptly deliver any additional copies requested. If you would like to enroll in or withdraw from householding, please contact the Company’s transfer agent, American Stock Transfer & Trust Company (if you hold your shares “of record”), or the bank or broker through which you hold your shares.
Householding is limited to accounts within the same bank or brokerage firm. Therefore, if you have accounts containing our common stock at more than one brokerage firm, you may receive a copy of the proxy statement and annual report on Form 10-K from each firm.
What are the Board’s recommendations on how I should vote my shares?
The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of the two nominees for Class I directors identified in this proxy statement, with terms to expire at the 2023 annual meeting of shareholders;
Proposal 2 —	FOR the approval of the nonbinding advisory vote to approve the compensation of SilverBow Resources’ named executive officers as presented in this proxy statement; and
Proposal 3 —	FOR the ratification of the selection of BDO USA, LLP as SilverBow Resources’ independent auditor for the fiscal year ending December 31, 2020.
What are my choices when voting?
Proposal 1 — You may cast your vote “for” electing each of the nominees as directors or “withhold” your vote on one or more nominees.
Proposals 2 and 3 — You may cast your vote “for” or “against” or you may abstain with respect to each proposal.
How will my shares be voted if I do not specify how they should be voted?
If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

Proposal 1 —	FOR the election of the two nominees for Class I directors identified in this proxy statement, with terms to expire at the 2023 annual meeting of shareholders;
Proposal 2 —	FOR the approval of the nonbinding advisory vote to approve the compensation of SilverBow Resources’ named executive officers as presented in this proxy statement; and
Proposal 3 —	FOR the ratification of the selection of BDO USA, LLP as SilverBow Resources’ independent auditor for the fiscal year ending December 31, 2020.
What is a quorum?
The holders of a majority of the voting power of the outstanding shares of stock of SilverBow Resources entitled to vote for the proposals to be approved at the Annual Meeting, either virtually represented by attendance at the meeting or represented by proxy, shall constitute a quorum for the virtual Annual Meeting. Votes withheld and abstentions are deemed as “present” during the virtual Annual Meeting and are counted for quorum purposes.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote during the virtual Annual Meeting. If you submit a vote and wish to change it prior to the virtual Annual Meeting, you may vote again via the internet or by telephone before the date and time that internet and telephone voting is no longer available, as set forth on the proxy card. Only your latest internet or telephone proxy submitted prior to the virtual Annual Meeting will be counted. You may also change your vote by signing and returning a new proxy card or voting instruction form

2020 Proxy Statement	SilverBow Resources, Inc. | 3

with a new date. You may also change your vote by attending the virtual Annual Meeting and voting online during the meeting.
What vote is required to approve each proposal? How are votes withheld, abstentions and broker non-votes treated?
For Proposal 1, our Bylaws provide for directors to be elected by a plurality of the votes cast by the holders of shares entitled to vote at the virtual Annual Meeting. Each of the remaining proposals requires the affirmative vote of the holders of a majority of the shares present for the Annual Meeting (either by proxy or virtual attendance at the meeting) and entitled to vote that proposal.
For Proposal 1, the election of directors, votes withheld will have the same effect as not voting. For Proposals 2 and 3, abstentions will have the same effect as a vote against the matter. For all proposals, broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote and will have no effect on the outcome of any such proposal for which the broker does not have authority to vote. Brokers who do not receive voting instructions from beneficial owners will only have authority to vote on Proposal 3.
Who pays the cost of this proxy solicitation?
The cost of preparing, printing and mailing the proxy materials and soliciting proxies is paid for by SilverBow Resources. SilverBow Resources will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of SilverBow Resources common stock as of the record date and will reimburse these entities for the costs of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares will help to avoid additional expense.
Is this proxy statement the only way the proxies are being solicited?
In addition to this solicitation by the Board, employees of SilverBow Resources may solicit proxies in person or by mail, delivery service or telephone without additional compensation. The Company has retained Alliance Advisors, LLC (“Alliance Advisors”) to perform proxy watch services which includes monitoring and reporting on voting for the virtual Annual Meeting. The Company has agreed to pay this firm $3,500, plus reasonable out-of-pocket expenses, for such proxy watch services. Pursuant to our agreement with Alliance Advisors, at the Company’s discretion, we may later engage Alliance Advisors to act as a proxy solicitor in conjunction with the Annual Meeting for an additional fee to be determined at that time.

4 | SilverBow Resources, Inc.	2020 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
SilverBow Resources’ governance structure as a whole, including our amended and restated Certificate of Incorporation (“Charter”), amended and restated Bylaws (“Bylaws”), and Nomination Agreement (as defined below), was negotiated and purposefully designed in connection with our reorganization. Such governing documents, effective April 22, 2016, were requested and approved by our majority shareholders, who were former holders of our cancelled senior notes prior to our reorganization, and who remain majority shareholders of the Company as of the date of this proxy statement.
As a component of our governance framework, on April 22, 2016, we entered into the Director Nomination Agreement (the “Nomination Agreement”) between SilverBow Resources and the “Consenting Noteholders” (as defined in the Nomination Agreement, which includes Strategic Value Partners, LLC (“SVP”) and certain other former holders of our cancelled senior notes (the “Other Noteholders”), who currently represent a majority of our shares outstanding). Among other rights, the Consenting Noteholders nominate directors to the Board and maintain the right to remove and replace their respective directors at any time. As such, our current Board nomination process and Board members are effectively approved by a majority of shareholders prior to the annual election process. The Nomination Agreement is included by reference in our Charter as necessary to effectuate its terms. For more information on the Nomination Agreement see “Continuing Members of the Board of Directors—Related-Party Transactions.”
Pursuant to our Charter, the Board of Directors of SilverBow Resources (the “Board”) is made up of three classes. Class I directors’ terms expire at this Annual Meeting; Class II directors’ terms expire at the 2021 annual meeting of shareholders; and Class III directors’ terms expire at the 2022 annual meeting of shareholders. At each annual meeting of shareholders, directors elected to succeed those whose term has expired will be elected to three-year terms.
Current Composition of the Board
Directors standing for election at this Annual Meeting:

Class I (For term to expire at the 2023 annual meeting)
Michael Duginski
Christoph O. Majeske
Set forth below are the names and remaining terms of the other five directors, who are not standing for election at this Annual Meeting:

Class II (Term to expire at the 2021 annual meeting)	Class III (Term to expire at the 2022 annual meeting)
Gabriel L. Ellisor	David Geenberg
Charles W. Wampler	Marcus C. Rowland
Sean C. Woolverton
Election of Directors
Under the Nomination Agreement and SilverBow Resources’ Charter, we have three classes of directors. Messrs. Michael Duginski and Christoph O. Majeske have been nominated by the Board to stand for election at this Annual Meeting as Class I Directors. SilverBow Resources’ Bylaws, put in place by a majority of the Company’s current shareholders on April 22, 2016, provide for directors to be elected by a plurality of votes cast by holders of shares entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present, subject to the then-existing terms of our Nomination Agreement and our Principles for Corporate Governance.
Class I Director Nominees
The biographies of each of the nominees and continuing directors below contain information regarding the person's service as a director of SilverBow Resources, business experience, director positions with other companies held currently or at any time during the last five years, information regarding involvement in certain legal or

2020 Proxy Statement	SilverBow Resources, Inc. | 5

administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that were considered by the Nominating and Strategy Committee and the Board in determining that the person should serve as a director for the Company.
Michael Duginski, 54, has served as a director of SilverBow Resources since April 2016. He is classified as an “independent director,” as such term is specifically used in the Nomination Agreement, meaning he was not designated by any of the Consenting Noteholders including SVP, and is recommended at this Annual Meeting by both our Nominating and Strategy Committee and our Board. Mr. Duginski is the President and CEO of Sentinel Peak Resources, a role he assumed in 2015. Previously, Mr. Duginski was Chief Operating Officer and Executive Vice President of Berry Petroleum from 2007 to 2013, where he led all operations including corporate development, production, reserves, drilling, EH&S and land, including corporate strategic planning, until Berry's sale to Linn Energy. Mr. Duginski has served on the public board of Madagascar Oil Limited from April 2015 to April 2016, and several private boards. Mr. Duginski received his Master of Business Administration from California State University, Bakersfield, and his Bachelor of Science in Mechanical Engineering from the University of Arizona. His qualifications to serve on the Board include his approximately thirty years of experience in the oil and gas industry along with his executive and directorship experience.
Christoph O. Majeske, 41, has served as a director of SilverBow Resources since September 2016. He was designated as a director by SVP pursuant to the Nomination Agreement, and is recommended at this Annual Meeting by both our Nominating and Strategy Committee and our Board. Mr. Majeske is a Director of Strategic Value Partners and is a member of the North American investment team with a focus on energy, transportation and industrials. From 2006 to 2015, he was a Vice President and Operating Executive of Cerberus Capital Management (“Cerberus”). At Cerberus, Mr. Majeske executed private equity transactions and held various interim executive roles at portfolio companies, including Chief Financial Officer and Chief Restructuring Officer, in both North America and Europe across a range of industries. From 2000 to 2006, Mr. Majeske was a member of the M&A Advisory team at PricewaterhouseCoopers. He received a Bachelor of Business Administration in Finance, Accounting and Economics with High Distinction from the University of Michigan in 2000. He also serves on the Board of Directors of Genco Shipping & Trading, PureField Ingredients, Dolphin Drilling and White Energy. He was formerly on the Board of GSE Environmental. Mr. Majeske brings a wealth of financial and restructuring experience to the Board.
Subject to the then-existing terms of our Nomination Agreement, SilverBow Resources’ Bylaws provide that a plurality of the votes cast (including votes withheld) by holders of shares entitled to vote is necessary to elect each nominee. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote.

The Board of Directors unanimously recommends that shareholders vote “FOR” all director nominees identified in this proxy statement to serve as Class I directors.
The persons named as proxies in these proxy materials, unless otherwise directed by a shareholder on a proxy card, intend to vote “FOR” the election of all nominees named in this proxy statement standing for election as Class I directors. If any nominee should become unavailable or unable to serve as a director, the persons named as proxies may vote for a substitute nominee, the size of the Board may be reduced accordingly, or a new nominee or director may be appointed pursuant to the then-applicable terms of the Nomination Agreement; however, the Board is not aware of any circumstances likely to render any nominee unavailable.

6 | SilverBow Resources, Inc.	2020 Proxy Statement

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS
Class I Directors
The biographies for the Class I director nominees are set forth above under “Proposal 1—Election of Directors.”
Class II Directors
Gabriel L. Ellisor, 46, was named a director of SilverBow Resources in April 2016. He was designated as a director by the Consenting Noteholders (excluding SVP) pursuant to the Nomination Agreement. Mr. Ellisor served as Chief Financial Officer of Three Rivers Operating Company II from July 2012 to February 2015 and as Chief Financial Officer for Three Rivers Operating Company I from 2010 to 2012, until such acquisition vehicles were sold. Prior to joining Three Rivers, Mr. Ellisor was a principal at Rivington Capital Advisors from 2008 to 2010. Mr. Ellisor has over 23 years of experience in the finance sector of the oil and gas industry, including holding various positions at First Interstate Bank, Wells Fargo, and BNP Paribas. He also serves on the board of Salt Creek Midstream LLC and served on the board of Energy XXI from April 2018 until its merger with Cox Oil in October 2018. Mr. Ellisor earned a B.B.A., with a major in Finance, from Texas Christian University. Mr. Ellisor’s qualifications to serve on the Board include his vast financial and transactional experience.
Charles W. Wampler, 65, has served as a director of SilverBow Resources since April 2016. He was also designated as a director by the Consenting Noteholders (excluding SVP) pursuant to the Nomination Agreement. Mr. Wampler is the Chairman, CEO and President of Resource Rock Exploration II LLC, a role he assumed in June 2017. Previously, Mr. Wampler served as Chief Operating Officer of Aspect Holdings, President of Aspect Energy and General Exploration Partners (“GEP”) and Board Member for GEP from 2007 to 2012. Mr. Wampler directed the day-to-day management of Aspect’s domestic operations in the US Gulf Coast and international operations in Hungary and Kurdistan, Iraq. Before joining Aspect, Mr. Wampler was Chief Operating Officer and a Board member of Lewis Energy Group from 2004 to 2007. Prior to joining Lewis Energy, Mr. Wampler was Division Operations Manager and Drilling Manager of EOG Resources from 1984 to 2004, and prior to joining EOG, he held several engineering positions. Mr. Wampler served on the Board of Directors of Energy XXI from December 2016 until its merger with Cox Oil in October 2018. Mr. Wampler earned his Bachelor of Science in Petroleum Engineering from University of Louisiana at Lafayette. Mr. Wampler is qualified to serve on the Board due to his decades of operational experience in various facets of the oil and gas industry.
Class III Directors
David Geenberg, 36, was appointed a director of SilverBow Resources in April 2016 after being designated by Strategic Value Partners pursuant to the Nomination Agreement. Mr. Geenberg is Co-Head of the North American investment team at SVP; he has served in that role since January 2016 after being a senior member of SVP’s investment team focused on power, energy, and infrastructure, in which capacity he worked for the firm since 2009. From 2005 to 2009, Mr. Geenberg worked at Goldman, Sachs & Co., most recently in the merchant bank’s Infrastructure Investment Group and, prior to that, in the Natural Resources Group in the investment bank. Mr. Geenberg currently also serves on the boards of two private companies: GenOn Energy, one of the largest independent power producers in the United States, and PureField Ingredients, a plant-based protein producer, and previously served on the boards of Penn-Virginia Corporation (including as co-chairman), Chaparral Energy, Bicent Power, and White Energy. He received a Bachelor of Arts in Economics from Dartmouth College. Mr. Geenberg brings to the Board experience advising and investing in the energy industry and significant capital markets knowledge.
Marcus C. Rowland, 67, was named a director and Chairman of the Board of SilverBow Resources in September 2016. He was appointed as Chairman of the Board by our Nominating and Strategy Committee and is classified as an “independent director,” as such term is specifically used in the Nomination Agreement, meaning he was not designated by any of the Consenting Noteholders including SVP. Mr. Rowland is the Founder and currently Senior Managing Director of IOG Capital, LP where he leads such company’s investment team and has served in the position since 2014. Previously, Mr. Rowland served as the Chief Executive Officer at FTS International, Inc. (formerly Frac Tech International, LLC) from May 2011 through November 2012, and as the President and Chief Financial Officer of Frac Tech Services, LLC and Frac Tech International, LLC from November 2010 to May 2011. Mr. Rowland served as the Chief Financial Officer or equivalent positions of Chesapeake Energy Corporation from 1993, when the company became publicly traded, until October 2010, leaving in the position of Executive Vice President and Chief Financial Officer. Prior to that, Mr. Rowland served as Chief Operating Officer of Anglo-Suisse, LP from 1990 to 1992. Mr. Rowland has served as a director on the boards of a number of public and private companies

2020 Proxy Statement	SilverBow Resources, Inc. | 7

including Key Energy Services, Inc. beginning in March 2020, Chaparral Energy, Inc. from April 2019 to the present, Mitcham Industries, Inc. from 2015 to the present, Warren Resources, Inc. from 2012 to 2016 and Chesapeake Midstream Partners from 2010 to 2011. He is an alumnus of Wichita State University. Mr. Rowland is a seasoned oil and gas corporate executive, director, and investment manager with over 40 years of experience in all aspects of upstream and midstream business segments and brings that knowledge along with his expertise in energy mergers, acquisitions, divestitures, public securities transactions, and derivatives facilities to the Board.
Sean C. Woolverton, 50, was appointed Chief Executive Officer and a member of the Board of SilverBow Resources in March 2017. He was appointed to the Board by our Nominating and Strategy Committee in accordance with the terms of the Nomination Agreement. He was previously the Chief Operating Officer of Samson Resources Company (“Samson”) from January 2016 to February 2017, having joined Samson in November 2013. Samson filed for bankruptcy protection in the Federal Court in the District of Delaware on September 16, 2015, and emerged from bankruptcy on March 1, 2017, shortly after Mr. Woolverton’s resignation. From 2007 to 2013, Mr. Woolverton held a series of positions of increasing responsibility at Chesapeake Energy Corporation, a public independent exploration and development oil and natural gas company, including Vice President of its Southern Appalachia business unit. Prior to joining Chesapeake Energy Corporation, Mr. Woolverton worked for Encana Corporation, a North American oil and natural gas producer, where he oversaw its Fort Worth Basin development and shale exploration teams in North Texas. Earlier in his career, Mr. Woolverton worked for Burlington Resources in multiple engineering and management roles. Mr. Woolverton received his Bachelor of Science degree in Petroleum Engineering from Montana Tech. Mr. Woolverton brings his vast operational leadership and knowledge to SilverBow Resources and the Board.
Affirmative Determinations Regarding Independent Directors and Financial Experts
The Board has determined that each of the following directors is an “independent director” as such term is defined in Section 303A.02 of the Listed Company Manual of the New York Stock Exchange, Inc. (“NYSE”): Michael Duginski, Gabriel L. Ellisor, David Geenberg, Christoph O. Majeske, Marcus C. Rowland and Charles W. Wampler. In reaching this determination, the Board has affirmatively determined that each of these directors has no material relationship with the Company as contemplated under Section 303A.02. The Board has determined that each of these same directors is independent for the purposes of Nominating and Strategy Committee service, although each does not currently serve on the Nominating and Strategy Committee. The Board also has determined that these same directors are each “independent” under the heightened standards set forth in Section 303A of the Listed Company Manual of the NYSE for the purposes of Compensation Committee service, although these directors do not all serve on the Compensation Committee. These independent directors represent a majority of the Company’s Board of Directors. Mr. Woolverton is not an independent director because he also serves as Chief Executive Officer of the Company.
The Board has also determined that each of the following directors is “independent” under the heightened standard set forth in Section 303A of the Listed Company Manual of the NYSE for the purposes of Audit Committee service (including, by reference, the standards set forth under Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)): Michael Duginski, Gabriel L. Ellisor, Marcus C. Rowland, and Charles W. Wampler. Although these directors do not all serve on the Audit Committee, four of our seven directors are independent for Audit Committee purposes at this Annual Meeting. Mr. Woolverton is not an independent director because he also serves as Chief Executive Officer of the Company, and Messrs. Geenberg and Majeske are not independent directors for Audit Committee purposes because they are employees of SVP, a substantial shareholder of SilverBow Resources at the time of this Annual Meeting.
As discussed above, the Board has determined that each member of the Audit, Compensation and Nominating and Strategy committees of the Board meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. Further, the Board has determined that Mr. Gabriel L. Ellisor, Audit Committee Chair, and Mr. Michael Duginski, also a member of the Audit Committee, are each an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.
The Board reviewed the applicable standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of the independent directors. On the basis of this review, the Board made its independence and “audit committee financial expert” determinations.

8 | SilverBow Resources, Inc.	2020 Proxy Statement

Meetings and Committees of the Board
The following standing committees have been established by the Board: Audit, Compensation and Nominating and Strategy. Descriptions of the membership and functions of these committees are set forth below.
The following chart identifies the committees upon which each member of the Board serves, the chairs of the committees, and the number of meetings and actions by consent of the Board and the committees during 2019:

	Board of Directors	Audit	Compensation	Nominating and Strategy
Number of meetings held	8	5	2	4
Number of actions by consent	4	0	1	0

Marcus C. Rowland	C			M
Michael Duginski	M	M		C
Gabriel L. Ellisor	M	C	M
David Geenberg	M			M
Christoph O. Majeske	M		C
Charles W. Wampler	M	M	M
Sean C. Woolverton	M
_______________________________

C	= Chair
M	= Member
During 2019, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board plus (ii) the total number of meetings of all committees of the Board on which he served.
Audit Committee
The Audit Committee assists the Board in fulfilling its responsibilities with respect to oversight in monitoring: (i) the integrity of the financial statements of the Company; (ii) SilverBow Resources’ compliance with legal and regulatory requirements; (iii) the selection, qualifications and independence of the independent auditor; and (iv) the performance of SilverBow Resources’ internal audit function and independent auditor. The committee is required to be comprised of three or more non-employee directors, each of whom is determined by the Board to be “independent” under the rules promulgated by the SEC under the Exchange Act and meets the financial literacy and experience requirements under the rules or listing standards established by the NYSE, as may be amended. In addition, at least one member of the committee must satisfy the definition of “audit committee financial expert” as such term may be defined from time to time under the rules promulgated by the SEC. The Board has determined that Messrs. Ellisor and Duginski qualify as “audit committee financial experts” and that each member of the Audit Committee is independent as defined in the NYSE listing standards and the Exchange Act rules, and each meets the financial literacy and experience requirements established by the NYSE. A report of the Audit Committee appears later in this proxy statement. Messrs. Ellisor (Committee Chair), Duginski and Wampler are members of our Audit Committee.
Compensation Committee
The Compensation Committee holds the responsibilities of the Board relating to compensation of the Company’s executive officers. This includes evaluating the compensation of the executive officers of the Company and its primary operating subsidiary, SilverBow Resources Operating, LLC, and their performance relative to their compensation to assure that such executive officers are compensated effectively in a manner consistent with the strategy of SilverBow Resources, competitive practices and the requirements of the appropriate regulatory bodies. In addition, this committee evaluates and makes recommendations to the Board regarding the compensation of the directors. The Compensation Committee evaluates and approves any amendment, some of which may require shareholder approval, to the Company’s existing equity-related plans and approves the adoption of any new equity-related plans, subject to shareholder and Board approval. The Compensation Committee may delegate its authority to subcommittees constituted of a member or members of the Compensation Committee, but generally does not delegate authority to members of management to oversee executive compensation matters or compensation plan matters, including both equity-related and cash incentive compensation plans. The Compensation Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board

2020 Proxy Statement	SilverBow Resources, Inc. | 9

to be independent under applicable Exchange Act rules and NYSE listing standards. The Board has determined that all Compensation Committee members qualify as non-employee directors under applicable Exchange Act rules and NYSE listing standards. The report of the Compensation Committee is included as part of “Compensation Discussion and Analysis” of this proxy statement. Messrs. Majeske (Committee Chair), Ellisor and Wampler are members of our Compensation Committee.
Frederic W. Cook & Co., Inc. (“FW Cook”) has been engaged by the Compensation Committee since October 2017 to serve as its independent compensation consultant. FW Cook reports directly to our Compensation Committee and has provided expert advice on the design and implementation of the Company’s compensation policies and programs. To the best of the Company’s knowledge, there are no conflicts between FW Cook and any member of the Board.
Compensation Committee Interlocks and Insider Participation
During 2019, the Compensation Committee consisted of Messrs. Majeske, Ellisor and Wampler, all of whom are independent directors for Compensation Committee standards. To the Company’s knowledge, there are no compensation committee interlocks involving members of the Compensation Committee or other directors of the Company.
Nominating and Strategy Committee
The Nominating and Strategy Committee identifies individuals qualified to become directors, nominates candidates for directorships and also recommends to the Board the membership of each of the Board’s committees. Subject to the Nomination Agreement, this committee may consider nominees recommended by shareholders upon written request by a shareholder. The Nominating and Strategy Committee develops, monitors and recommends to the Board corporate governance principles and practices applicable to SilverBow Resources. The committee also assists Company management in identifying, screening and recommending to the Board individuals qualified to become executive officers of the Company. In addition, this committee administers the Company’s Conflict of Interest Policy. The Nominating and Strategy Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under the NYSE listing standards and the Exchange Act rules. Messrs. Duginski (Committee Chair), Geenberg and Rowland are members of the Nominating and Strategy Committee and, as determined by the Board, all are independent as defined in the NYSE listing standards and rules of the SEC.
Board Leadership Structure; Meetings of Independent Directors; Role in Risk Oversight
While our Principles for Corporate Governance do not require that our Independent Chairman of the Board and Chief Executive Officer positions be separate, under the present terms of the Nomination Agreement, the Independent Chairman position and the Chief Executive Officer position are separated. Mr. Rowland was appointed as the Independent Chairman when he joined the Board in September 2016 and Mr. Woolverton was named Chief Executive Officer in March 2017.
The Board believes that this leadership structure is appropriate at this time as it allows our Chief Executive Officer to manage and lead the day-to-day business of the Company while allowing the Independent Chairman to provide independent leadership to the Board. At each executive session of the independent directors, Mr. Rowland as Independent Chairman of the Board presides.
Along with the separation of our Chairman of the Board and Chief Executive Officer roles, we also have other checks and balances for our Board structure:

•	our Audit, Compensation and Nominating and Strategy committees are all completely independent, as required;

•	six of our seven Board members are independent for Compensation and Nominating and Strategy committee standards;

•	four of our seven Board members are independent for Audit Committee standards;

•
our independent Nominating and Strategy Committee (in conjunction with the Nomination Agreement in effect) has responsibility for Board and management succession planning and related recommendations to the full Board;

10 | SilverBow Resources, Inc.	2020 Proxy Statement

•	led by the Nominating and Strategy Committee, a Board assessment is conducted annually, assessing the entire Board (not just the current class of nominees) and its committees;

•	after all quarterly Audit Committee meetings, the Audit Committee meets in executive session with our independent auditor, BDO, and internal audit team;

•	following most meetings of the Board, the Independent Chairman presides over an executive session of the independent directors of the Board; and

•
as provided in “Communications with the Board of Directors” in this proxy statement, any shareholder may communicate with the Board of Directors or non-management independent directors, as appropriate.

The full Board is responsible for general oversight of enterprise risk concerns inherent in our business. At each Board meeting, the Board receives reports from members of our senior management that help the Board assess the risks we face in the conduct of our business. Senior technical management frequently makes presentations to the Board about current and planned exploration and development activities that may subject us to operational and financial risks. In addition, the Audit Committee reviews the effectiveness of our internal controls over financial reporting, which are designed to address risks specific to financial reporting, with our internal auditor and independent accountant at least annually. The Audit Committee is also responsible for oversight of the Company’s cyber risk management. Periodic cyber risk updates are provided by Company management to the full Board and Audit Committee, and such committee annually reviews the effectiveness of such controls. Through the Company’s independent committees, SilverBow Resources has established processes for the effective oversight of critical issues, such as integrity of our financial statements by our Audit Committee, executive compensation by our Compensation Committee, and corporate governance, including the selection of directors and director nominees, by our Nominating and Strategy Committee.
Compensation of Directors
In accordance with its charter, the Compensation Committee periodically evaluates the compensation of non-employee directors for service on the Board and on Board committees. In consultation with an independent compensation consultant, FW Cook, the Compensation Committee recommends annual retainer and fees for service as chairman on Board committees, sets the terms and awards of any stock-based compensation and submits these recommendations to the Board for approval. Directors who are also employees of the Company or our significant shareholder, SVP, receive no additional compensation for service as directors.
The Compensation Committee, following discussions with our independent compensation consultant, FW Cook, implemented a new director compensation program, effective May 21, 2019, that consists of (1) an annual equity award, (2) an annual cash retainer and (3) fees paid for service as chairman on Board committees, all of which we believe is in line with our peers for non-employee directors, excluding the two directors who are employees of our significant shareholder, SVP. For 2019, our non-employee directors received an award of restricted stock units equal in value, when approved on April 30, 2019, to approximately $165,000 (except for Mr. Rowland, who received an award of restricted stock units equal in value to approximately $315,000 due to his leadership and increased responsibility as Chairman of the Board); these awards were granted on May 21, 2019, and vest in full on the first anniversary of the date of grant.
In spite of the Company's strong financial and operational performance over the past few years, a meaningful drop in our stock price occurred in large part due to the macro environment and volatility in commodity prices. Our non-employee directors were originally recruited to join the Board for their expertise, leadership and guidance following our 2016 reorganization with larger, one-time equity awards intended to compensate them for multiple periods following the grant date. More recently in 2019, an annual long-term equity award program was approved with RSU awards granted to non-employee directors in 2019, with vesting occurring after one year. While the Company’s philosophy is to link the long-term interests of our non-employee directors with our shareholders by ensuring that a substantial portion of our directors' compensation is in the form of equity awards, the non-employee director compensation realized by our Board thus far has been significantly less than anticipated as a result of Company's stock price decline.

2020 Proxy Statement	SilverBow Resources, Inc. | 11

The following table shows the annual cash compensation payable to our non-employee directors, effective May 21, 2019:

Annual Board Retainer	$70,000	(1)
Committee Chair Premiums:
Audit Committee Chair	$20,000	(2)
Compensation Committee Chair	$—	(3)
Nominating and Strategy Committee Chair	$5,000	(4)
_______________________________

(1)
Annual cash compensation for all non-employee directors. Directors who are employees of our significant shareholder, SVP, have elected to receive no additional compensation (neither cash nor equity) for their service as directors, and are prohibited from individually owning shares of the Company’s common stock under the terms of their arrangement and employment with SVP.

(2)	Annual fee for serving as Audit Committee Chair.
(3)	Annual fee for serving as Compensation Committee Chair. As the Compensation Committee Chair is an SVP employee, no compensation is payable for service in such position.
(4)	Annual fee for serving as Nominating and Strategy Committee Chair.
In conjunction with the new director compensation program approved and awards granted in 2019, our Principles for Corporate Governance were also amended in April 2019, to include stock ownership requirements for our non-employee directors (excluding the two directors who are employees of our significant shareholder, SVP) and further align the Company's director and shareholder interests by enhancing our directors' long-term perspective. Each applicable director is required to have an equity ownership in the Company of at least four times the director's annual retainer; such ownership should generally be achieved within a five-year grace period from when the director was first elected to the Board.
The below table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s non-employee directors for the fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
(a)	(b)		(c)	(d)	(h)
Michael Duginski	$75,000		$154,642	$—	$229,642
Gabriel L. Ellisor	$90,000		$154,642	$—	$244,642
David Geenberg(2)	$—		$—	$—	$—
Christoph O. Majeske(2)	$—		$—	$—	$—
Marcus C. Rowland	$42,863	(3)	$295,206	$—	$338,069
Charles W. Wampler	$70,000		$154,642	$—	$224,642
_______________________________

(1)
Amounts in this column reflect the aggregate grant date fair value of the restricted stock units granted to our non-employee directors, calculated in accordance with Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For additional information about the assumptions used in the valuation of such awards, see Note 7 to Consolidated Financial Statements to the Company’s audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019. As of December 31, 2019, our non-employee directors held the following number of (i) unexercised (vested and unvested) stock options: Messrs. Duginski, Ellisor and Wampler - 12,347 each, and Mr. Rowland - 64,263 and (ii) unvested restricted stock units (which vest in full on May 21, 2020): Messrs. Duginski, Ellisor and Wampler - 9,260 each, and Mr. Rowland - 17,677.

(2)
As described above, directors who are employees of our significant shareholder, SVP, and have been designated by SVP to serve as directors, do not receive any compensation for their service as directors.

(3)
Prior to the implementation of our new director compensation program on May 21, 2019, Mr. Rowland did not receive an annual cash retainer. Accordingly, the amount in this column for Mr. Rowland reflects cash compensation earned on and after May 21, 2019.

Nominations for Directors
Identifying Candidates
Subject to the then-applicable terms of the Nomination Agreement, the Nominating and Strategy Committee, in consultation with the Chairman of the Board, is responsible for identifying and screening potential director candidates and recommending qualified candidates to the Board for nomination. The Committee will also consider

12 | SilverBow Resources, Inc.	2020 Proxy Statement

director candidates recommended by the shareholders in accordance with the Company’s Bylaws. For information on how to recommend a director candidate, refer to “Shareholder Proposals” in this proxy statement.
Qualifications
The Board codified standards for directors in SilverBow Resources' Principles for Corporate Governance. These principles provide that the Board should encompass a diverse range of talent, perspective, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company's operations and interests. The Principles for Corporate Governance also provide that at all times a majority of the Board must be "independent directors" as defined from time to time by the listing requirements of the NYSE and any specific requirements established by the Board. The Nominating and Strategy Committee has not established in any governing document a specific minimum or maximum age, education, years of business experience or specific types of skills for potential director candidates; but, in general, consideration is given to each candidate’s reputation, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board.
The Company’s Principles for Corporate Governance require that each director:

•	understand SilverBow Resources’ business and the marketplaces in which it operates;

•	regularly attend meetings of the Board and of the Board committee(s) on which he or she serves;

•	review the materials provided in advance of meetings and any other materials provided to the Board from time to time;

•
monitor and keep abreast of general economic, business and management news and trends, as well as developments in SilverBow Resources’ competitive environment and SilverBow Resources’ performance with respect to that environment;

•	actively, objectively and constructively participate in meetings and the strategic decision-making processes;

•	share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its committees;

•
be reasonably available when requested to advise the CEO and management on specific issues not requiring the attention of the full Board but where an individual director’s insights might be helpful to the CEO or management; and

•	be familiar and comply in all respects with the Code of Ethics and Business Conduct of the Company.
We have not adopted a specific written policy with respect to diversity; however, the Nominating and Strategy Committee considers principles of diversity, including different viewpoints, backgrounds, experiences and other demographics (such as age, gender, nationality, race and ethnicity), as factors in evaluating nominees to recommend for service on our Board. As part of the Board’s annual succession planning and self-assessment processes, and in accordance with the terms of the then-applicable Nomination Agreement, the Board reviews the diversity of specific skills and characteristics necessary for optimal functionality of the Board in its oversight of the Company for both the short and long term. This assessment of diversity and the proper skills and characteristics of candidates on our Board must be done in accordance with the Nomination Agreement in effect, as discussed further in the "Related-Party Transactions" section of this proxy statement, which establishes our Board structure and director classes and gives the right to Consenting Noteholders, who make up a majority of our shareholders, to nominate and remove certain directors.
The Board’s succession planning requires the Nominating and Strategy Committee and the Board to consider the skill areas currently represented on the Board, and specifically those represented by directors expected to retire or leave the Board in the near future. Those skill sets are assessed against the target skill areas established annually by the Board and the recommendations of directors regarding skills that could potentially improve the overall quality and ability of the Board to carry out its function. The Board then establishes the specific target skill areas or experiences that are to be the focus of a director search, when necessary. Specific qualities or experiences could include experience in the Company's industry, financial or technological expertise, experience in situations comparable to the Company's, leadership experience and relevant geographical experience. The effectiveness of the Board's diverse mix of skills and experiences is also considered and reviewed as part of each Board self-assessment.

2020 Proxy Statement	SilverBow Resources, Inc. | 13

Nomination of Candidates
In determining whether to nominate a candidate, either from an internally-generated shareholder recommendation or as an appointment under the terms of the then-existing Nominating Agreement, the Nominating and Strategy Committee will consider the composition and capabilities of existing Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. The Nominating and Strategy Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.
Corporate Governance
Part of the Company’s historical and ongoing corporate governance practices is the Company’s policy that officers, directors, employees and certain consultants of the Company are required to submit annual disclosure statements regarding their compliance with the Company’s Conflict of Interest Policy. A management representation letter is provided to the Nominating and Strategy Committee of the Board regarding the results of the annual disclosure statements and management’s assessment of any potential or actual conflict of interest. Based on this assessment and further discussion with management, the Nominating and Strategy Committee then directs management on what additional action, if any, the committee determines necessary with regard to any potential or actual conflict of interest or related-party transaction.
The Company also requires that officers, directors, employees and certain consultants of the Company provide an annual reaffirmation of the Company’s Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct is redistributed in connection with this requirement. Each required individual is asked to reaffirm and reacknowledge that they have reviewed and refreshed their knowledge of the Code of Ethics and Business Conduct and will continue to comply with all provisions therein. Each individual also reaffirms their understanding that their continued service to the Company is dependent upon compliance with the Company’s Code of Ethics and Business Conduct. In addition, all officers, directors, employees and certain consultants are required to annually recertify their understanding of, and adherence to, the Company’s Insider Trading Policy. A copy of the Insider Trading Policy is also redistributed in connection with this requirement.
Each of the Audit, Compensation and Nominating and Strategy Committees has a committee charter. Each such charter is reviewed annually by the applicable committee, and all of the charters are reviewed by the Nominating and Strategy Committee. The committee charters, the Board-adopted Principles for Corporate Governance and the Code of Ethics and Business Conduct are applicable to all employees and directors, and to certain consultants, and are posted on the Company’s website at www.sbow.com. In addition, the Code of Ethics for Senior Financial Officers and Principal Executive Officer, as adopted by the Board, is posted on SilverBow Resources’ website, where the Company also intends to post any waivers from or amendments to this code within four business days following any such waiver or amendment.
Related-Party Transactions
Other than the Company’s Conflict of Interest Policy, the Company has not adopted a formal related-party transaction policy. As a matter of corporate governance policy and practice, all related-party transactions are presented to and considered by the Nominating and Strategy Committee of the Company’s Board of Directors. See the discussion set forth above under “Corporate Governance” regarding the Conflict of Interest Policy and related annual disclosure process used to identify and evaluate related-party transactions, if any, disclosed by our directors, officers, employees and certain consultants.
Director Nomination Agreement
Following the expiration of the initial terms of the Board after the effective date of the Nomination Agreement (April 22, 2016), our Charter and the Nomination Agreement require that the Company and the Consenting Noteholders shall take all necessary actions to cause the Board to consist of seven members as follows:

(i)	the Chief Executive Officer of SilverBow Resources, which shall be a Class III director;

(ii)
two nominees designated by SVP (each an “SVP Designated Director”), which shall be one Class I director and one Class III director; provided, that (A) the number of nominees designated by SVP shall be reduced to one director, which shall be a Class III director, at such time as SVP and its affiliates (other than other Consenting Noteholders) (the “SVP Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) SVP shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the SVP

14 | SilverBow Resources, Inc.	2020 Proxy Statement

Entities collectively beneficially own common stock representing an equity percentage of less than 8%;

(iii)
two nominees designated by the Consenting Noteholders as a group (excluding SVP until such time that SVP is no longer entitled to designate an SVP Designated Director) (the “Noteholder Designated Directors”), which shall be two Class II directors; provided, that (A) the number of nominees designated by the Consenting Noteholders shall be reduced to one director, which shall be a Class II director, at such time as the Consenting Noteholders and their affiliates (the “Noteholder Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) except as set forth in item (iv) below, such Consenting Noteholders shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the Noteholder Entities collectively beneficially own common stock representing an equity percentage of less than 8%;

(iv)
for the purposes of calculating the equity percentage in clauses (A) and (B) of item (iii) above, with respect to SVP’s ownership, the equity percentage shall only include the portion of SVP’s equity percentage that exceeds 15%, but shall contribute to the equity percentage described in (iii) above only up to a maximum of 7.9%, until such time that SVP is no longer entitled to designate an SVP Designated Director. At such time that SVP is no longer entitled to designate an SVP Designated Director, all of SVP’s ownership shall be included in the equity percentage calculations in clauses (A) and (B) of item (iii) above. For the purposes of item (iii) above, the designation right contained in such provision shall still be available at the time SVP is no longer entitled to designate an SVP Designated Director, if at such time, the equity percentage ownership threshold in clause (B) of item (iii) above is satisfied; and

(v)
one independent director (as such term is used solely for purposes of the Nomination Agreement) and one additional director (which will be the Chairman) nominated by the Nominating and Strategy Committee of the Board, which shall be designated a Class I director and a Class III director, respectively.

So long as SVP is entitled to designate a nominee, SVP shall have the right to remove such nominee (with or without cause), from time to time and at any time, from the Board. Should a director designated by SVP be removed for any reason, whether by SVP or otherwise in accordance with the Charter and the Bylaws, SVP shall be entitled to designate an individual to fill the vacancy created by such removal so long as SVP is entitled to designate a nominee on the date of such replacement designation, subject to the Charter and Bylaws of the Company.
In addition, if SVP loses the right to nominate any directors, it may not remove and replace their directors still on the Board. If the Consenting Noteholders lose the right to remove and replace any directors pursuant to the then-existing terms of the Nomination Agreement, the Consenting Noteholders will lose the right to remove and replace such directors.
The Nomination Agreement will terminate upon the earlier to occur of (a) such time as the Consenting Noteholders in the aggregate no longer beneficially own common stock representing an equity percentage equal to or greater than 8%, or (b) the delivery of written notice to SilverBow Resources by all of the Consenting Noteholders, requesting the termination of the Agreement. Further, at such time as any particular Consenting Noteholder ceases to beneficially own any shares of common stock, all rights and obligations of such Consenting Noteholder under the Nomination Agreement will terminate.
The foregoing summary of the Nomination Agreement is qualified in its entirety by reference to the full text of the Nomination Agreement, which is included as Exhibit 4.7 to our Registration Statement on Form S-8 (File No. 333-210936), filed on April 27, 2016.
Emergence Registration Rights Agreement
We also entered into a registration rights agreement effective April 22, 2016 (the “Registration Rights Agreement”) with parties who received shares of common stock upon the effective date of the Registration Rights Agreement (the “Holders”) representing 5% or more of the common stock outstanding on that date. The Registration

2020 Proxy Statement	SilverBow Resources, Inc. | 15

Rights Agreement provides resale registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement).
Pursuant to the Registration Rights Agreement, Holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their demand registration rights, Holders owning at least 5% of the outstanding shares of common stock may request us to register all or a portion of their Registrable Securities, including on a delayed or continuous basis under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). Each Holder is entitled to two demand registrations. Generally, we are required to provide notice of the demand request within five business days following the receipt of the demand notice to all additional Holders, who may, in certain circumstances, participate in the registration. Under their underwritten offering registration rights, Holders also have the right to demand us to effectuate the distribution of any or all of its Registrable Securities by means of an underwritten offering pursuant to an effective registration statement. Each Holder is entitled to two underwritten offering requests. We are not obligated to effect a demand notice or an underwritten demand notice within 180 days of closing either a demand registration or an underwritten offering. We are required to maintain the effectiveness of any such registration statement until the earlier of 180 days (or two years if a “shelf registration” is requested) after the effective date of the Registration Rights Agreement and the consummation of the distribution by the participating Holders. Under their piggyback registration rights, if at any time we propose to register an offering of common stock for our own account, we must give at least five business days’ notice to all Holders of Registrable Securities to allow them to include a specified number of their shares in the registration statement.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.
The obligations to register shares under the Registration Rights Agreement will terminate with respect to us and each Holder on the first date upon which the Holder no longer beneficially owns any Registrable Securities.
The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is included as Exhibit 10.1 to the our Current Report on Form 8-K (File No. 001-08754) filed on April 28, 2016.
PIPE Registration Rights Agreement
On January 20, 2017, we entered into a Share Purchase Agreement (the “Purchase Agreement”) with each of the purchasers listed on Schedule A thereto, including an affiliate of SVP (the “Purchasers”), pursuant to which the Purchasers agreed to purchase 1,403,508 shares of our common stock, at a price of $28.50 per share (the “Private Placement”). The Private Placement closed on January 26, 2017 (the “Closing Date”).
In connection with the closing of the Private Placement, we and the Purchasers entered into a registration rights agreement, dated January 26, 2017 (the “PIPE Registration Rights Agreement”). Under the PIPE Registration Rights Agreement, we agreed to (i) use our reasonable best efforts to file a registration statement on Form S-3 (or any equivalent successor form) with the Securities and Exchange Commission (the “Commission” or "SEC") no later than 90 days following the Closing Date (such filing date, the “Mandatory Shelf Filing Date”) to register the offer and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of the shares sold in the Private Placement to the Purchasers; (ii) use our commercially reasonable efforts to cause such resale registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after the Mandatory Shelf Filing Date, but in any event no later than the earlier of (A) if the registration statement is subject to review by the Commission, 150 days following the Closing Date, and (B) if the registration statement is not subject to review by the Commission, five days following the date of receipt of such notice from the Commission (such earlier date, the “Effectiveness Deadline”); and (iii) use our commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (A) the date when all of the shares covered by such registration statement have been sold, and (B) the date on which all of the shares sold to the Purchasers pursuant to the Purchase Agreement cease to be covered under the PIPE Registration Rights Agreement pursuant to the terms set forth therein, including, with respect to shares held by non-affiliates of the

16 | SilverBow Resources, Inc.	2020 Proxy Statement

Company, the date which such shares become eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act (such period, the “Effectiveness Period”).
We also agreed to pay certain fees to each Purchaser if we fail to meet certain of our obligations under the PIPE Registration Rights Agreement, including our obligation to file the resale registration statement by the Mandatory Shelf Filing Date and our obligation to cause such resale registration statement to be declared effective by the Effectiveness Deadline.
The foregoing summary of the PIPE Registration Rights Agreement is qualified in its entirety by reference to the full text of the PIPE Registration Rights Agreement, which is included as Exhibit 10.1 to the our Current Report on Form 8-K (File No. 001-08754) filed on February 1, 2017.
Former Executive
G. Gleeson Van Riet, 51, served as Executive Vice President and Chief Financial Officer of SilverBow Resources from March 2017 until November 11, 2019, when he resigned from being an officer of SilverBow Resources and its subsidiaries. Up until his resignation, Mr. Van Riet was the Company’s principal financial officer under SEC guidelines. Mr. Van Riet was previously the Chief Financial Officer of Sanchez Energy Corporation, where he held a series of positions of increasing responsibility from April 2013 to March 2016. From 2012 until 2013, Mr. Van Riet worked at Exectus Partners, a consulting firm advising private equity firms investing in the energy industry. Prior to that, he was an investment banker with Credit Suisse and also previously worked for Donaldson, Lufkin & Jenrette. Mr. Van Riet has over 20 years of finance experience. He earned a dual Bachelor of Arts and Bachelor of Science from the University of Pennsylvania and a Master of Business Administration from the Harvard Business School.

2020 Proxy Statement	SilverBow Resources, Inc. | 17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning the shareholdings of each person who, to the Company’s knowledge, beneficially owned more than five percent of the Company’s outstanding common stock as of March 20, 2020:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)		Percent of Class

Strategic Value Partners, LLC 100 West Putnam Avenue Greenwich, CT 06830	4,476,462	(1)	37.7%
DW Partners LP and DW Investment Partners, LLC 590 Madison Avenue, 13th Floor New York, NY 10022	1,852,755	(2)	15.6%
BOF Holdings IV, LLC 1450 Brickell Avenue 31st Floor Miami, FL 33131	840,147	(3)	7.1%
_______________________________

(1)
Based on a Schedule 13D/A dated January 22, 2017, and filed January 24, 2017, and a Form 4/A filed July 13, 2017, 4,476,462 shares are beneficially owned by Strategic Value Partners, LLC (i) as the investment manager of Strategic Value Master Fund, Ltd., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, (ii) as the managing member of SVP Special Situations III LLC, which is the investment manager of Strategic Value Special Situations Master Fund III, L.P., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, and (iii) as the managing member of SVP Special Situations III-A LLC, which is the investment manager of Strategic Value Opportunities Fund, L.P., which has an ownership interest in SVMF 71, LLC. SVMF 71, LLC reported that it directly owns 3,655,319 shares and directly holds 805,000 shares of the Company acquired pursuant to the Share Purchase Agreement among the Company and Purchasers effective January 20, 2017. Mr. Victor Khosla is the sole member of Midwood Holdings, LLC, which is the managing member of Strategic Value Partners, LLC and is also the indirect majority owner and control person of Strategic Value Partners, LLC. Strategic Value Partners, LLC is a Consenting Noteholder under the Director Nomination Agreement as discussed above under “Continuing Members of the Board of Directors—Related-Party Transactions—Director Nomination Agreement.”

(2)
Based on a Schedule 13G/A dated December 31, 2019, and filed February 14, 2020, jointly filed in accordance with SEC Rule 13d-1(b) by both DW Partners, LP and DW Investment Partners, LLC (together the “DW Group”), the DW Group holds shared voting and dispositive power with respect to all shares reported. DW Group is a Consenting Noteholder under the Director Nomination Agreement as discussed above under “Continuing Members of the Board of Directors—Related-Party Transactions—Director Nomination Agreement.”

(3)
Based on a Schedule 13G/A dated December 31, 2018, and filed February 8, 2019, jointly filed in accordance with SEC Rule 13d-1(b) by BOF Holdings IV, LLC, H.I.G. Bayside Loan Opportunity Fund IV, L.P., H.I.G. Bayside Loan Advisors IV, LLC, H.I.G.-GPII, Inc., Sami W. Mnaymneh and Anthony A. Tamer (together, the “BOF Group”), the BOF Group holds shared voting and dispositive power with respect to all shares reported. BOF Group is a Consenting Noteholder under the Director Nomination Agreement as discussed above under “Continuing Members of the Board of Directors—Related-Party Transactions—Director Nomination Agreement.”

18 | SilverBow Resources, Inc.	2020 Proxy Statement

Security Ownership of Management
The following table sets forth information concerning the common stock shareholdings of the members of the Board, the Named Executive Officers as defined later in this proxy statement, and all executive officers and directors as a group, as of March 20, 2020. The address of the individuals below, unless otherwise indicated, is 575 North Dairy Ashford, Suite 1200, Houston, Texas 77079.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1) (# of shares)	Percent of Class

Marcus C. Rowland	Chairman of the Board	90,071	—	(2)
Michael Duginski	Director	32,120	—	(2)
Gabriel L. Ellisor	Director	32,120	—	(2)
David Geenberg(3)	Director	—	—	(2)
Christoph O. Majeske(3)	Director	—	—	(2)
Charles W. Wampler	Director	32,120	—	(2)
Sean C. Woolverton	Chief Executive Officer and Director	72,204	—	(2)
Christopher M. Abundis	Executive Vice President, Chief Financial Officer, General Counsel and Secretary	64,000	—	(2)
G. Gleeson Van Riet(4)	Former Executive Vice President and Chief Financial Officer	29,738	—	(2)
Steven W. Adam	Executive Vice President and Chief Operating Officer	47,228	—	(2)
All executive officers and directors as a group (10 persons)		399,601	3.3%
_______________________________

(1)
Unless otherwise indicated below, the persons named have the sole voting and investment power or joint voting and investment power with their respective spouses over the number of shares of the common stock of the Company shown as being beneficially owned by them. None of the shares beneficially owned by our NEOs and directors are pledged as a security. The amounts include shares acquirable within 60 days of March 20, 2020, by vesting of RSUs or exercise of stock options under SilverBow Resources' equity plans. The following were entitled to receive shares from RSU awards and through the exercise of stock options within 60 days of March 20, 2020: Mr. Rowland - 0 RSUs, 64,263 stock options; Mr. Duginski - 0 RSUs, 12,347 stock options; Mr. Ellisor - 0 RSUs, 12,347 stock options; Mr. Wampler - 0 RSUs, 12,347 stock options; Mr. Woolverton - 0 RSUs, 29,027 stock options; Mr. Abundis - 3,898 RSUs, 34,331 stock options and 1,972 warrants (with such warrants being granted upon the Company's reorganization in 2016 and remaining exercisable until April 22, 2020); and Mr. Adam - 12,960 RSUs, 19,440 stock options. As discussed in "Potential Payments Upon Termination or Change in Control," vesting of Mr. Van Riet's equity awards accelerated on November 11, 2019, in connection with his resignation, and he had no unvested or unexercised equity awards as of March 20, 2020.

(2)	Less than one percent
(3)
Each of these directors is a member of the Board as an SVP Designated Director under the Nomination Agreement. As employees of SVP, each (i) disclaims beneficial ownership of the shares owned by SVP and its affiliates, and (ii) has elected not to receive individual equity awards granted to other non-employee directors in accordance with the terms of their arrangement and employment with SVP.

(4)
The beneficial ownership for Mr. Van Riet is known as of November 11, 2019, the date of his separation from the Company. SilverBow Resources cannot confirm such former executive officer's holdings as of a more recent date.

2020 Proxy Statement	SilverBow Resources, Inc. | 19

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information regarding our equity compensation plans as of December 31, 2019.

	Equity Compensation Plan Information(1)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	129,139	$24.00	1,111,539
Equity compensation plans not approved by security holders	195,185	$30.11	58,811
Total	324,324		1,170,350
_______________________________

(1)
Includes equity compensation plan information for both the SilverBow Resources 2016 Equity Incentive Plan ("2016 Plan") and the SilverBow Resources, Inc. Inducement Plan (“Inducement Plan”). The 2016 Plan is incorporated by reference to Exhibit 4.4 to our Form S-8 (File No. 333-210936), filed on April 27, 2016; the Amendment to the 2016 Plan evidencing the Company's rebrand and name change, a copy of which is incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 001-08754), filed on May 5, 2017; the First Amendment to the 2016 Plan, a copy of which is incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 001-08754), filed on May 17, 2017; and the Second Amendment to the 2016 Plan, a copy of which is incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 001-08754), filed on May 22, 2019. The Inducement Plan is incorporated by reference to Exhibit 4.4 to our Form S-8 (File No. 333-215235), filed on December 21, 2016, and a copy of the amendment to the Inducement Plan, evidencing the Company’s rebrand and name change, is incorporated by reference to Exhibit 10.2 to our Form 8-K (File No. 001-08754), filed on May 5, 2017.

20 | SilverBow Resources, Inc.	2020 Proxy Statement

EXECUTIVE OFFICERS
In general, the Board appoints the executive officers of the Company annually. Information regarding Sean C. Woolverton, Chief Executive Officer and Director, is set forth previously in this proxy statement under “Continuing Members of the Board of Directors—Class III Directors” and information regarding G. Gleeson Van Riet, former Executive Vice President and Chief Financial Officer, is set forth previously in this proxy statement under "Former Executive." Shown below is certain information, as of the date of this proxy statement, concerning the other executive officers of the Company.
Christopher M. Abundis, 42, was appointed Executive Vice President, Chief Financial Officer, General Counsel and Secretary of SilverBow Resources on February 26, 2020, having served in the same capacity as Senior Vice President since November 12, 2019. Mr. Abundis leads the Company’s Legal, Financial Reporting, Accounting, Finance, Investor Relations, Human Resources, Information Technology, Corporate Services and Records functions. Effective November 12, 2019, Mr. Abundis was designated as the Company’s principal financial officer under SEC guidelines. Mr. Abundis has served SilverBow Resources in a series of progressive responsibilities since joining the Company in 2005. Prior to his current role, Mr. Abundis was SilverBow Resources’ Senior Vice President, General Counsel and Secretary, leading the Company’s legal and administration efforts including the Legal, Human Resources, Corporate Services and Records Departments, from March 2017 until November 2019. From April 2016 to March 2017, Mr. Abundis was Vice President, General Counsel and Secretary for the Company. He has served the Board of Directors as Secretary of the Company since August 2012. From February 2007 to August 2012, Mr. Abundis served as Assistant Secretary of the Company and has provided legal consultation in corporate governance, securities law and other corporate related matters in progressive positions of responsibility including Senior Counsel, Counsel and Associate Counsel. He was an officer of SilverBow Resources when it filed for relief under the Bankruptcy Code on December 31, 2015, and throughout the Company’s reorganization and emergence from bankruptcy on April 22, 2016. Prior to beginning his legal career, Mr. Abundis worked for KPMG LLP. Mr. Abundis received a Bachelor of Business Administration and Master of Science in Accounting from Texas A&M University and a Juris Doctor from South Texas College of Law.
Steven W. Adam, 65, was appointed Executive Vice President and Chief Operating Officer of SilverBow Resources on November 6, 2017. Mr. Adam leads the Company’s operations and asset management efforts, including Reserve Reporting, Land Management, Supply Chain, Regulatory and Health Safety & Environmental functions. He was previously the Senior Vice President of Operations of Sanchez Oil and Gas, where he held a series of positions of increasing responsibility from May 2013 until July 2017, including Vice President of Operations-Eagle Ford. Mr. Adam has over 40 years of upstream exploration and production and petroleum services experience with both major and independent companies. He brings to the Company his unconventional resource management experiences with Sanchez Oil and Gas and Occidental Petroleum. Mr. Adam received a Bachelor of Science degree in Chemical Engineering from Montana State University, Master of Business Administration from Pepperdine University and Advanced Management Certificate from the University of California - Berkley.

2020 Proxy Statement	SilverBow Resources, Inc. | 21

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (“CD&A”)
In this proxy statement, our Named Executive Officers (“NEOs”) for fiscal year 2019 are:

•	Sean C. Woolverton, Chief Executive Officer and Director (“CEO”);

•	Christopher M. Abundis, Executive Vice President, Chief Financial Officer, General Counsel and Secretary (“EVP, CFO, GC & SEC”); and

•	Steven W. Adam, Executive Vice President and Chief Operating Officer (“EVP & COO”).
The following former executive, who although not an officer or employee as of the end of fiscal year 2019, is also included as a NEO for the purposes of this proxy statement pursuant to applicable SEC rules:

•	G. Gleeson Van Riet, former Executive Vice President and Chief Financial Officer (“Former EVP & CFO”).
Our Executive Compensation Programs are Aligned with Shareholder Interests
2019 Executive Compensation Changes to Strengthen Alignment with Shareholders
In 2019, we made changes to our NEO long-term equity compensation program to bring it more in line with peers and to further align the interests of our NEOs and shareholders in SilverBow Resources' long-term performance. The Company effected this transition in our long-term equity compensation program by amending each of our NEO's employment agreements on April 2, 2019, and conducting a one-time equity award exchange effective May 21, 2019, which was approved by our Board and subsequently by our shareholders at our 2019 annual meeting.
Under the equity award exchange, special one-time equity awards previously granted to our NEOs in August 2018 were cancelled, and exchanged for new long-term equity awards, 50% of which were performance based. This exchange brought the Company's compensation program more in line with its peers, strengthened the correlation of our NEO compensation and shareholder interests and aimed to prevent further dilution by requiring that our executives forfeit certain awards in order to receive long-term incentive awards that were generally competitive with the market median of our compensation peer group.
The Compensation Realized by Our Executives has Aligned with the Shareholder Experience
The Company has faced challenging industry conditions over the past few years but has responded with strong financial and operational performance. Key highlights of this strong financial and operational performance in 2019 have been provided in the following chart.

22 | SilverBow Resources, Inc.	2020 Proxy Statement

	Key Objectives	Key Highlights

Free Cash Flow Generation	■ Expand Adjusted EBITDA margin with disciplined approach to production growth ■ Free cash flow neutrality in 2H19 ■ Target FY19 production growth >25%	74% Adjusted EBITDA margin, up from 71% FY18	FCF Neutral Achieved 2H19	+80% Increase in liquids production YoY
Corporate Efficiency	■ All-in cash OPEX <$1.00/Mcfe ■ Optimize completions and production techniques / debundle services ■ Reduce cycle times	$0.96 Per Mcfe all-in cash OPEX(1) for FY19	-26% Decrease in completion costs YoY	-39% Decrease in spud to sales days YoY
Portfolio Expansion	■ Continue low-cost drilling on core acreage ■ Increase liquids production as a percentage of overall portfolio ■ Opportunistically acquire and/or lease acreage at attractive full cycle economics	+32% Increase in lateral feet drilled per day YoY	~16k Net acres added in volatile oil window	La Mesa 6-well super pad achieved first production
Balance Sheet Strength	■ Total Debt / Adjusted EBITDA <2.25x ■ Fully funded capital program of $255-$260 million; No near-term maturities ■ Continue active hedging program	2.06x Total Debt / LTM Adjusted EBITDA(2)	$400MM Borrowing Base & $122MM of liquidity(3)	85% FY20 oil hedged at $55.26/Bbl
_______________________________

(1)	All-in operating expenses comprised of lease operating expenses, cash general and administrative expenses, transportation and processing expenses, and production taxes
(2)	Last 12 months as of December 31, 2019
(3)	Cash and credit facility borrowings outstanding as of December 31, 2019
Despite the Company’s strong financial and operational performance over the past few years, the Company experienced a meaningful drop in our stock price driven largely by volatility in commodity prices (e.g., Henry Hub Natural Gas Spot prices fell by over 40% between the beginning of 2017 and the end of 2019). Our pay programs have been structured to be responsive to the shareholder experience over this period of time and our CEO (along with our other NEOs) has realized compensation that is meaningfully less than what was originally targeted. As illustrated below, our CEO's realized compensation was down approximately 68% as our stock price declined 71% over that same three-year period.
_______________________________

*
Target compensation reflects base salary paid, target bonus, target value of long-term incentives granted, and all other compensation as reported in the "Summary Compensation Table" of this proxy statement. Realized compensation reflects base salary paid, bonus paid, value of RSUs and/or PSUs vesting in the respective year, value of stock options exercised, and all other compensation as reported in the "Summary Compensation Table" of this proxy statement.

2020 Proxy Statement	SilverBow Resources, Inc. | 23

Strong Historical Shareholder Support for Say-on-Pay
We received 86% shareholder support for our say-on-pay proposal at our 2019 annual meeting and have averaged over 90% shareholder support over the past three years. The Compensation Committee values the opinions of our shareholders as expressed in the say-on-pay vote and believes that our 2019 support level combined with our historical support levels demonstrate a strong alignment of our compensation programs with our shareholders’ interests.
Overview of Compensation Program
Compensation Philosophy and Elements
In 2019, SilverBow Resources' overall executive compensation program was built on the following objectives:

Compensation Foundational Objectives	How We Accomplish These Objectives

Attract and retain top industry talent
•    Benchmark compensation against industry competitors for executive talent
•    Provide a competitive compensation package that generally targets the market median for total direct compensation
•    Grant long-term incentives that vest over multiple years

Emphasize pay for performance
•    The majority of executive compensation is delivered in the form of variable, at-risk compensation
•    Payouts under our annual incentive cash bonus program are based on a formulaic scorecard with pre-established bonus metrics
•     50% of our ongoing long-term incentive program is delivered in the form of performance-based long-term incentives

Align executive compensation with the creation of shareholder value
•    The largest portion of executive compensation is delivered in the form of equity-based awards
•    Payouts under our performance stock units (and a portion of the annual cash bonus program) are based on the Company’s total shareholder return performance relative to peers; in the event of negative total shareholder return, payouts under the performance stock units (and a portion of the annual cash program) are capped at target
•    The metrics under our annual incentive cash bonus program align with our key business objectives, which we believe will lead to the creation of shareholder value

In setting up our compensation program for 2019, the Compensation Committee, with the advice of our independent compensation consultant, FW Cook, designed a compensation program around the compensation elements described in the table below. Because we are a growth-stage company, long-term equity incentives have been emphasized to attract and retain our NEOs, including performance awards with cliff vesting schedules. Further, previously-granted time-based stock options will only have value if the stock price appreciates over the grant date exercise price.

24 | SilverBow Resources, Inc.	2020 Proxy Statement

Component	Type of Payment/Benefit	Purpose
Base Salary	• Fixed cash payment to NEO, generally eligible for annual increase	• Attract and retain talent • Designed to be competitive with those of comparable companies
Annual Incentive Cash Bonus	• Annual cash payments based on performance	• Pay for performance tied to success in achieving KPIs • Reward for executing 2019 objectives
Long-term Equity Incentives	• Time-based restricted stock units (“RSUs”) and time-based stock options • Performance share units (“PSUs”)	• Represent the largest portion of an NEO’s compensation • Create strong link between executives’ and shareholders’ long-term interest • Serves as a strong attraction and retention mechanism
Compensation Governance
The Compensation Committee is focused on creating a best in class executive compensation program. In order to accomplish this, we incorporate the compensation practices and avoid the compensation pitfalls outlined below.

What We Do		What We Don’t Do
✓	Pay for performance – the majority of pay is at risk and based on Company performance	☒	Provide excise tax gross-ups to executives
✓	Balance short-term and long-term performance in our compensation	☒	Allow backdating or repricing of stock options
✓	Use an independent compensation consultant	☒	Allow “single trigger” cash payments upon a change-in-control
✓	Maintain stock ownership requirements	☒	Provide excessive perquisites
✓	Conduct an annual say-on-pay vote	☒	Allow for hedging or pledging of Company stock
2019 NEO Compensation
Elements making up the compensation package for our NEOs in 2019 are further detailed below along with the reasoning and basis for the approved compensation decisions. The actual amounts earned or granted in 2019 are reflected in “Summary Compensation Table” of this proxy statement.
2019 Base Salary
Each of our NEOs received a base level of income, which is set based on an individual’s responsibility, performance and career experience along with the current market conditions. FW Cook provided our Compensation Committee with market data on the base salaries of NEOs at reasonably comparable peers and the level of base compensation required to retain our NEOs and their leadership and expertise at the Company in a competitive industry and location for such talent. In the aggregate, our NEOs’ base salaries were set between the 50th percentile and 75th percentile of market data for 2019. The following are the base salaries in 2018 and the base salary increases in 2019, which were implemented due to market conditions and cost of living adjustments:

Named Executive Officer	2018 Base Salary	2019 Base Salary	% Change
Sean Woolverton, CEO	$570,000	$590,000	3.5%
Chris Abundis, EVP, CFO GC & SEC	$335,000	$345,000	3.0%
Gleeson Van Riet, Former EVP & CFO*	$390,000	$390,000	0.0%
Steve Adam, EVP & COO**	$390,000	$420,000	7.7%
_______________________________

*	Includes base salary in effect for Mr. Van Riet prior to his separation from the Company on November 11, 2019.
**
Mr. Adam’s base salary as our Executive Vice President and Chief Operating Officer was not increased in 2018 with the other annual increases made for our other NEOs because he had recently joined the Company in November 2017. Accordingly, in 2019, Mr. Adam’s base salary was increased in order to bring his salary in line with the market for other chief operating officers.

2019 Annual Incentive Cash Bonus
Similar to base salaries, the annual incentive cash bonus targets for our NEOs were set at the levels listed below by the Compensation Committee after reviewing market data for our compensation peer group.

Named Executive Officer	2019 Target Bonus (% of Base Salary)
Sean Woolverton, CEO	100%
Chris Abundis, EVP, CFO, GC & SEC	70%
Gleeson Van Riet, Former EVP & CFO	75%
Steve Adam, EVP & COO	85%

2020 Proxy Statement	SilverBow Resources, Inc. | 25

Our cash incentive compensation program for 2019 was approved by the Compensation Committee and the Board, and was composed of the following key performance indicators ("KPIs"). Incentive cash bonuses for 2019 for our NEOs (and all of our employees), were based on the following performance matrix:

	Production (MMcfe/d)(1)	Adjusted EBITDA ($MM)(2)	TSR (Relative Performance) (3)	CTD ($/Mcfe)(4)	Total Operating Expense ($/Mcfe)(5)	Strategic Goal(6)		Scorecard Payout	HS&E (TRIR) Scaler)(7)		Overall Bonus Payout
Weighting	12.5%	12.5%	12.5%	25%	12.5%	25%			0.9 - 1.1

Threshold	275	$203	25%	$1.25	$0.97				No Cat. Event
Expected (Target)	306	$224	50%	$1.03	$0.94				0.45
Stretch	327	$260	90%	$0.91	$0.89				0.25

SilverBow 2019 Performance	293	$226	34.8%	$1.04	$0.96				0.23

Payout	9.8%	13.3%	10.2%	24.4%	8.4%	25%	x	91.1%	1.1	=	100%
_______________________________

(1)
Production is based on annual net sales during the performance period. With the Company's strategic shift towards more oil weighted projects in 2019 due to the higher return, these Production KPI ranges were updated later in the year with a 20:1 conversion for oil, from what was originally approved by the Compensation Committee when more gas weighted projects had been contemplated earlier in the year. For 2019, Production was 293 MMcfe/d. Performance for this metric was between the threshold and expected levels and yielded a 9.8% payout.

(2)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) was $226 million and yielded a 13.3% payout for this metric for performance between expected and stretch levels.

(3)
Total Shareholder Return (“TSR”) is measured relative to the Company’s 2019 performance peer group as described later in this CD&A. The Company finished at approximately the 35th percentile of its peers, which was performance between the threshold and expected levels, and yielded a 10.2% payout.

(4)
Cost to Develop (“CTD”) is the working interest capital spent to develop the Company’s net reserves. The Company’s CTD was $1.04/Mcfe, which performance for this metric fell between the threshold and expected levels.

(5)
Total Operating Expense is comprised of: lease operating expenses, transportation and production expenses, production taxes, and cash general and administrative expenses. The Company’s Total Operating Expense for 2019 was $0.96, which fell between the threshold and expected levels and yielded an 8.4% payout for this metric.

(6)
The Strategic Goal was to increase the high rate of return inventory through new leasing, acquisitions and mergers. Based on the Company's substantial efforts via multiple avenues towards the strategic goal in 2019, including securing bolt-on acreage, multiple leasing opportunities and inventory additions, successfully negotiating and completing a six-well pad farm-in with a new industry partner in less than six months and the continued review and evaluation of other potential industry mergers, acquisitions (corporate and asset) and partnerships throughout the year, the Compensation Committee approved a payout of 25% for this discretionary KPI.

(7)
Health Safety & Environmental (“HS&E”) Total Recordable Incident Rate (“TRIR”) is an OSHA indicator that measures a company’s total recordable injury rate; the Company’s achievement of the stretch level yielded a 1.1 multiplier to the overall KPI cash bonus payout.

Each KPI metric selected was intended to incentivize NEOs (and all eligible employees) to achieve near-term operational and financial objectives critical to building out the groundwork for our overall long-term mission and business goals. For 2019, these goals continued to focus on cost optimization and developing our assets and resources to perform at their full potential in a safe manner to position the Company as a low-cost Eagle Ford operator of choice. Our performance results, along with our commitment to financial discipline, will continue to enable us to grow and achieve long-term success and be a peer-leader in the Eagle Ford.
The weight of each metric established its overall importance, with the HS&E TRIR metric acting as a multiplier to the overall cash bonus opportunity. In 2019, the weighting of the cost to develop metric was increased from the prior year in order to challenge our NEOs (and all employees) to further reduce such cost, as that was the one KPI where the Company had failed to achieve threshold performance during 2018. In 2019, not only did the Company surpass threshold performance for cost to develop, but it came within one cent (i.e., $0.01/Mcfe) of expected performance for this metric. The Compensation Committee also approved adding a new, discretionary, strategic goal in 2019, designed to increase the Company's high rate of return inventory through new leasing, acquisitions and mergers, both in the larger scale and through smaller, bolt-on accretive opportunities. The high weighting of this new strategic goal emphasized the importance of growing the Company and building value for our shareholders.
Each KPI, coupled with the minimum and maximum cash bonus opportunity range, incentivized our NEOs and employees to focus on all performance metrics and prevented any one metric from yielding a payout inconsistent with the intent of the cash bonus program. Performance below the threshold level on any metric resulted in no credit

26 | SilverBow Resources, Inc.	2020 Proxy Statement

awarded for that metric. Performance at or above the threshold level on any metric resulted in computing the linearly interpolated results achieved for such given metric.
In 2019, the Company achieved threshold or expected performance on all KPIs, and our NEOs earned a 2019 annual incentive cash bonus under this program, which was paid at 100% of the individual NEO’s target bonus due to successful performance with respect to such KPIs. Our NEOs received bonus payouts under this program in the following amounts:

Named Executive Officer*	2019 Target Bonus	2019 Actual Bonus**	Payout (as a % of Target)
Sean Woolverton, CEO	$590,000	$590,100	100%
Chris Abundis, EVP, CFO GC & SEC	$241,500	$241,600	100%
Steve Adam, EVP & COO	$357,000	$357,000	100%
_______________________________

*	Mr. Van Riet separated from the Company prior to December 31, 2019, and was therefore not eligible to receive a 2019 annual incentive cash bonus.
**
Bonus payouts, as discussed above, are based on a percentage of our NEO's base salaries, which may not represent even amounts. For administrative ease, the Compensation Committee decided to round the bonuses of Messrs. Woolverton and Abundis to the nearest hundred dollars.

2019 Long-Term Equity Incentives

•	2019 Equity Award Exchange and 2019 Annual Long-Term Equity Incentive
Through a one-time equity award exchange, effective May 21, 2019, which was approved by both our Board and our shareholders at our 2019 annual meeting (the "Equity Award Exchange"), we made substantive changes to our long-term equity compensation program. The Equity Award Exchange enabled the Company to transition from the long-term incentive framework implemented in connection with its emergence from bankruptcy and recruitment of new executives to a more traditional compensation program.
To ensure that our NEOs' compensation was in line with peers and manage dilution, the Equity Award Exchange cancelled certain RSUs and stock options granted to our NEOs in August 2018 as a one-time, special award ("August 2018 Special Award"). Such cancellation made way for increased annual long-term equity incentive targets generally aligned with market median grant levels. Accordingly, the August 2018 Special Awards that were cancelled, following the receipt of both Board and shareholder approval were:

Named Executive Officer	2018 Special Long-Term Equity Grants Cancelled under Equity Award Exchange
	Total Shares Granted			Grant Date Value of Shares Granted
	RSUs	Stock Options	Total	RSUs	Stock Options	Total
Sean Woolverton, CEO	11,389	93,158	104,547	$354,653	$1,797,741	$2,152,394
Chris Abundis, EVP, CFO, GC and SEC	5,333	43,626	48,959	$166,070	$841,884	$1,007,954
Gleeson Van Riet, Former EVP & CFO	3,900	31,902	35,802	$121,446	$615,637	$737,083
Steve Adam, EVP & COO	4,000	32,720	36,720	$124,560	$631,423	$755,983
Following shareholder approval of the Equity Award Exchange in May 21, 2019, our NEOs received new long-term equity awards with a 50/50 mixture of time-based RSUs and PSUs in accordance with the increased targets under our long-term equity program and our NEOs' employment agreements, which were amended in April 2019. The following are the long-term equity incentive targets that were in effect in 2018 along with the increased targets that were implemented in 2019 under the amended NEO employment agreements and consistent with the market data:

2020 Proxy Statement	SilverBow Resources, Inc. | 27

Named Executive Officer	2018 Long-Term Equity Incentive Target (% of Base Salary)	2019 Long-Term Equity Incentive Target (% of Base Salary)
Sean Woolverton, CEO	100%	400%
Chris Abundis, EVP, CFO GC & SEC	70%	200%
Gleeson Van Riet, Former EVP & CFO	100%	200%
Steve Adam, EVP & COO	100%	250%
For all NEOs, the new awards granted in connection with the Equity Award Exchange were 50% time-based RSUs and 50% PSUs (based on the target number of PSUs subject to the award). The RSUs vest annually in equal installments over three years and the PSUs cliff vest following a three-year performance period, based on the Company’s total shareholder return performance relative to its performance peer group. However, in the event that absolute total shareholder return is negative for the three-year performance period, payouts for the PSUs for our NEOs will be capped at target without regard to the level of relative total shareholder return achieved. In connection with the Equity Award Exchange, our NEOs received long-term equity awards in the following amounts, which are shown at the target level for the PSUs, and footnoted to show the maximum payout for the PSUs, which is 200% of target:

Named Executive Officer	2019 Annual Long-Term Equity Grants
	Total Shares Granted			Full Grant Date Fair Value of Shares Granted			Target Value of Shares Granted(1)
	RSUs	Target PSUs(2)	Total	RSUs(3)	Target RSUs(2)(3)	Total(2)	Total
Sean Woolverton, CEO	48,100	48,100	96,200	$803,270	$907,166	$1,710,436	$2,360,000
Chris Abundis, EVP, CFO, GC & SEC	14,100	14,100	28,200	$235,470	$265,926	$501,396	$690,000
Gleeson Van Riet, Former EVP & CFO	15,900	15,900	31,800	$265,530	$299,874	$565,404	$780,000
Steve Adam, EVP & COO	21,400	21,400	42,800	$357,380	$403,604	$760,984	$1,050,000
_______________________________

(1)
In accordance with our executives’ employment agreements, as amended, the aggregate target value of the annual equity award for each NEO is approximately 400% of base salary for Mr. Woolverton, 200% of base salary for Mr. Abundis, 200% of base salary for Mr. Van Riet, and 250% of base salary for Mr. Adam. Accordingly, the target value of the 2019 annual long-term equity grant for each NEO was: Mr. Woolverton - $1,180,000 time-based RSUs and $1,180,000 PSUs; Mr. Abundis - $345,000 time-based RSUs and $345,000 PSUs; Mr. Van Riet - $390,000 time-based RSUs and $390,000 PSUs; and Mr. Adam - $525,000 time-based RSUs and $525,000 PSUs. The Total Value of Shares Granted shown in the table above differs from the Full Grant Date Value of Shares Granted due to the timing of the awards, which were originally approved by the Compensation Committee on April 2, 2019, but were not effective until shareholder approval of the Equity Award Exchange at our annual meeting on May 21, 2019.

(2)
If the PSUs in the above table were paid out at maximum (200% of target), the number of PSUs, the grant date fair value of the PSUs and grant date fair value of all awards, calculated in accordance with FASB ASC Topic 718, would be: Mr. Woolverton - 96,200 PSUs with a grant date value of $1,814,332 and total value of $2,617,602 for all awards; Mr. Abundis - 28,200 PSUs with a grant date value of $531,52 and total value of $767,322 for all awards; and Mr. Adam - 42,800 PSUs with a grant date value of $807,208 and total value of $1,164,588 for all awards

(3)
Due to the Equity Award Exchange (specifically, the cancellation of the August 2018 Special Award), the incremental accounting expense associated with the RSUs and PSUs was less than the full grant date fair values listed in the table above. Instead, the incremental accounting expense for the RSUs and PSUs collectively was: Mr. Woolverton - $599,377; Mr. Van Riet - $184,924; and Mr. Adam - $370,748. For Mr. Abundis, no incremental value was recognized.

(4)
As discussed in the "Potential Payments Upon Termination or Change in Control" table of this proxy statement, the vesting of Mr. Van Riet's equity awards accelerated on November 11, 2019, in connection with his separation. Mr. Van Riet received accelerated vesting of 5,247 RSUs (the portion of his 2019 RSU award that was scheduled to vest within the year following his separation) and 3,603 PSUs (a pro rata portion of his 2019 PSU award based on certified performance).

Process for Administering our Compensation Programs
In administering our executive compensation program, the Compensation Committee considers input from FW Cook, the results of our shareholder advisory vote on executive compensation and industry peer group market data.

28 | SilverBow Resources, Inc.	2020 Proxy Statement

Role of Independent Compensation Consultant
The Compensation Committee retains an independent executive compensation consultant, FW Cook, to assist in the development and assessment of our compensation programs and policies. A representative from FW Cook attends Compensation Committee meetings, meets with the Compensation Committee without management present and provides analysis and advice on executive and director compensation levels and plan designs. At the request of the Compensation Committee, the compensation consultant also prepares its own compensation analyses.
FW Cook has served as our independent executive compensation consultant since October 2017. FW Cook reports directly to our Compensation Committee, and the work of FW Cook raised no conflicts under the Company’s Conflict of Interest Policy.
Role of Industry Peer Groups
To be successful in recruiting and retaining top talent in the highly competitive oil and gas industry in Houston, Texas, we believe it is necessary and appropriate to benchmark our executive compensation against that of our relevant peers. In 2019, the Compensation Committee approved peer groups to be utilized for our compensation benchmarking and performance benchmarking with respect to total shareholder return performance for our 2019 KPIs and 2019 PSUs. These larger groups included an adequate number of peers to account for business combinations, asset sales, change of focus and other transactions that could cause peer companies to no longer exist or no longer be comparable, at the same time as providing a broader spectrum of peers given limited public companies of our size operating in the Eagle Ford shale area. Peers were selected based on the following criteria: size, operations and a general appropriateness of other potential exploration and production companies from both a compensation perspective and a performance perspective.
The Compensation Committee, with the assistance of FW Cook and our management, selected the Peer Group listed below for 2019 compensation benchmarking:
2019 Compensation Peer Group

Abraxas Petroleum Approach Resources Berry Petroleum Bonanza Creek Energy Chaparral Energy Comstock Resources	Contango Oil and Gas Earthstone Energy Goodrich Petroleum Halcón Resources HighPoint Resources Legacy Reserves	Lonestar Resources Midstates Petroleum Montage Resources Resolute Energy SandRidge Energy
The Compensation Committee, with the assistance of FW Cook and our management, selected the Peer Group listed below for 2019 performance benchmarking:
2019 Performance Peer Group

Abraxas Petroleum Antero Resources Bonanza Creek Energy Cabot Oil & Gas Carrizo Oil & Gas (merged with Callon Energy) Chaparral Energy Chesapeake Energy	Comstock Resources EP Energy EQT Goodrich Petroleum Gulfport Energy Lonestar Resources Magnolia Oil & Gas Midstates Petroleum	Montage Resources Range Resources Sanchez Energy SandRidge Energy SM Energy Southwestern Energy Sundance Energy

Other Compensation Related Policies
Stock Ownership Requirements
To further align senior management’s interests with the interests of our shareholders with respect to long-term shareholder growth, the employment agreements of our NEOs executed in 2017 all contain equity ownership requirements. Under their respective employment agreements, our executive officers who joined the Company in 2017 (Messrs. Woolverton, Adam and Van Riet), were required to make an equity investment in the Company during their first year of employment, which Messrs. Woolverton, Adam and Van Riet all satisfied via a 10b5-1 trading plans. Similarly, pursuant to the respective employment agreements of all of our executives, our NEOs are prohibited from

29 | SilverBow Resources, Inc.	2020 Proxy Statement

selling shares or otherwise transferring the Company's equity until they maintain ownership of Company equity with an aggregate value of a multiple of the NEO’s annual base salary, which threshold must be maintained with any subsequent transfers; provided, however, that the foregoing restrictions shall not apply to any sales of shares intended to satisfy applicable tax withholding obligations in connection with the exercise, vesting or settlement of equity awards under the Company’s equity plans. As Mr. Van Riet separated from the Company on November 11, 2019, he is not included in the table below as he is no longer subject to such ownership requirements as an NEO. The required equity investment and continued ownership levels are as follows:

Position	Required Equity Investment	Ownership Requirement
Sean Woolverton, CEO	$300,000 to $500,000	3x annual base salary
Chris Abundis, EVP, CFO, GC & SEC	n/a	2x annual base salary
Steve Adam, EVP & COO	$150,000 to $200,000	3x annual base salary
Policy on Hedging and Pledging Company Stock
Our Insider Trading Policy is applicable to all Board members, officers and employees and prohibits short sales of the Company’s securities. Under such policy, Board members, officers and employees may not enter into any hedging or monetization transactions or similar transactions, including but not limited to zero-cost collars or forward sale contracts involving Company stock. While not specifically stated in the policy, in practice, this includes a prohibition on variable forward contracts, equity swaps, collars and exchange funds. The Insider Trading Policy prohibits transactions in publicly traded options, such as puts, calls and other derivative securities (other than those granted under the Company's equity plans), involving the Company’s securities. The policy also prohibits Board members, officers and employees from directing their designees, or other persons under such individual's control or influence, to indirectly undertake transactions that would be prohibited under the policy if undertaken directly. Furthermore, our Insider Trading Policy provides that the Company's directors and executive officers may not hold Company securities in a margin account or pledge the Company's stock as collateral for a loan.
Compensation Policies and Practices as They Relate to Risk Management
In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, we are required to discuss those policies and practices for compensating the employees of the Company (including employees that are not NEOs) as they relate to the Company’s risk management practices and the possibility of incentivizing risk taking. We have determined that the compensation policies and practices established with respect to the Company’s employees are not reasonably likely to have a material adverse effect on the Company and, therefore, no such disclosure is necessary.
Compensation Committee Report
The Compensation Committee reviewed and discussed the above CD&A with management. Based upon this review, the related discussions and other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement to be delivered to shareholders of SilverBow Resources.

COMPENSATION COMMITTEE Christoph O. Majeske (Chair) Gabriel L. Ellisor Charles W. Wampler

30 | SilverBow Resources, Inc.	2020 Proxy Statement

Summary Compensation Table
The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of our NEOs for the fiscal years ended December 31, 2017, 2018 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)		(g)	(i)	(j)

Sean C. Woolverton	2019	$584,167	$—	$599,377		$—		$590,100	$18,790	$1,792,434
Chief Executive Officer and Director	2018	$564,167	$—	$1,047,853	(5)	$1,797,741	(5)	$591,375	$18,490	$4,019,626
	2017	$435,417	$—	$1,695,467		$1,602,561		$600,277	$156,362	$4,490,084
Christopher M. Abundis	2019	$342,084	$—	$—		$—		$241,600	$18,460	$602,144
Executive Vice President, Chief Financial Officer, General Counsel and Secretary	2018	$329,167	$—	$457,214	(5)	$841,884	(5)	$243,294	$24,218	$1,895,777
	2017	$306,264	$—	$308,095		$357,970		$288,789	$17,860	$1,278,978
G. Gleeson Van Riet	2019	$353,167	$—	$184,924		$—		$—	$693,511	$1,231,602
Former Executive Vice President and Chief Financial Officer	2018	$384,167	$—	$599,754	(5)	$615,637	(5)	$303,469	$18,018	$1,921,045
	2017	$274,931	$—	$943,205		$892,999		$282,576	$16,943	$2,410,654
Steven W. Adam	2019	$411,250	$—	$370,748		$—		$357,000	$21,156	$1,160,154
Executive Vice President and Chief Operating Officer	2018	$390,000	$—	$602,868	(5)	$631,423	(5)	$343,931	$20,856	$1,989,078
	2017	$44,318	$—	$862,872		$823,935		$65,125	$6,145	$1,802,395
_______________________________

(1)
For 2019, the amounts in column (e) reflect the incremental fair value, computed as of the date of the Equity Award Exchange in accordance with FASB ASC Topic 718, for the RSUs and PSUs granted to the NEOs in connection with the Equity Award Exchange. For Mr. Abundis, no incremental value was recognized in connection with the Equity Award Exchange. For 2017 and 2018, the amounts in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during that year. Assumptions used in the calculation of these amounts are included in Note 7 to Consolidated Financial Statements to the Company’s audited financial statements included in the Company's Annual Report on Forms 10-K for each of the years ended December 31, 2017, December 31, 2018, and December 31, 2019.

(2)	For 2018 and 2019, column (e) is comprised of both time-based RSUs and PSUs. For 2017, column (e) is comprised of time-based RSUs.
(3)	Amounts in column (g) for 2017, 2018 and 2019 include amounts earned under the Company's cash incentive bonus program during 2017, 2018 and 2019, but paid in 2018, 2019 and 2020, respectively.
(4)	Includes all other compensation items (column (i)) for 2019, in addition to that reported in columns (c) through (g):

		Woolverton	Abundis	Van Riet	Adam

	HSA Employer Contribution	$1,000	$1,000	$500	$—
	Life Insurance Premiums	$990	$660	$1,328	$4,356
	Perquisites	$—	$—	$—	$—
	Savings Plan Contributions	$16,800	$16,800	$16,800	$16,800
	Severance Payments*	$—	$—	$649,289	$—
	Tax Reimbursements	$—	$—	$—	$—
	Vacation Buyback	$—	$—	$25,594	$—
	Totals	$18,790	$18,460	$693,511	$21,156

*
This amount reflects a lump sum cash severance payment made to Mr. Van Riet in 2019 following his separation on November 11, 2019, and reimbursement for continued health insurance coverage in 2019 under the Company's plan following his separation.

(5)	A portion of the stock awards (i.e., certain RSUs awarded in August 2018) and all of the option awards awarded in 2018 were canceled in connection with the Equity Award Exchange.

2020 Proxy Statement	SilverBow Resources, Inc. | 31

Grants of Plan-Based Awards
The following table sets forth certain information with respect to the equity awards granted during the year ended December 31, 2019, to each of our NEOs:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Sean C. Woolverton		$—	$590,100	$1,180,200	—	—	—	—	—	$—	$—
	5/21/2019	$—	$—	$—	—	48,100	96,200	—	—	$—	$—
	5/21/2019	$—	$—	$—	—	—	—	48,100	—	$—	$616,263
Christopher M. Abundis		$—	$241,600	$483,200	—	—	—	—	—	$—	$—
	5/21/2019	$—	$—	$—	—	14,100	28,200	—	—	$—	$—
	5/21/2019	$—	$—	$—	—	—	—	14,100	—	$—	$147,902
G. Gleeson Van Riet(5)		$—	$—	$—	—	—	—	—	—	$—	$—
	5/21/2019	$—	$—	$—	—	15,900	31,800	—	—	$—	$—
	5/21/2019	$—	$—	$—	—	—	—	15,900	—	$—	$201,924
Steven W. Adam		$—	$357,000	$714,000	—	—	—	—	—	$—	$—
	5/21/2019	$—	$—	$—	—	21,400	42,800	—	—	$—	$79,048
	5/21/2019	$—	$—	$—	—	—	—	21,400	—	$—	$291,700
_______________________________

(1)
Under the Company’s 2019 cash incentive bonus program, payment for threshold performance is indeterminable as it would yield anywhere between $0 and the target payout amount disclosed for each NEO above. The Company's 2019 KPI achievement yielded a 100% of target payout for our NEOs' actual cash incentive bonus as follows: Mr. Woolverton - $590,100; Mr. Abundis - $241,600; and Mr. Adam - $357,000. Refer to “Compensation Discussion and Analysis” and “Summary Compensation Table” of this proxy statement for more information on actual 2019 Company performance and the cash bonus incentive program. The maximum payout level under the Company’s stretch level of its KPIs would be 200% of an NEO’s target, as illustrated above. Mr. Van Riet separated from the Company prior to December 31, 2019, and therefore, did not receive any award or payout under the Company's cash incentive bonus program.

(2)
Amounts shown represent a range of the potential number of shares that may be earned pursuant to the PSUs granted under the Company’s 2016 Plan, which performance period ends December 31, 2021. Payment for threshold performance is indeterminable as it would yield anywhere between 0 shares and the target number of shares disclosed for each NEO above. The maximum number of shares that may be earned is equal to 200% of an NEO’s target as illustrated above.

(3)
Amounts shown reflects the number of RSUs granted to the NEO during 2019 pursuant to the Company’s equity compensation plans. Restrictions on RSUs disclosed above lapse as to one-third of such shares each year beginning on each of March 5, 2020, March 5, 2021, and March 5, 2022.

(4)
The incremental fair value, computed as of the date of the Equity Award Exchange in accordance with FASB ASC Topic 718, for the PSUs granted to (i) Mr. Woolverton was ($16,886), (ii) Mr. Van Riet was ($16,568) and (iii) Mr. Abundis was ($166,809). As a result, nothing has been reported in column (l) for the PSUs granted to such NEOs. The incremental fair value described in the first sentence of this footnote, taken together with the incremental fair value reported in column (l) for the RSUs, was used to determine the amount reported in column (e) of the Summary Compensation Table for such NEOs. Assumptions used in the calculation of these amounts are included in Note 7 to Consolidated Financial Statements to the Company’s audited financial statements included in the Company's Annual Report on Forms 10-K for the year ended December 31, 2019.

(5)
As discussed in "Potential Payments Upon Termination or Change in Control," certain of Mr. Van Riet's equity awards received accelerated vesting on November 11, 2019, in connection with his separation.

32 | SilverBow Resources, Inc.	2020 Proxy Statement

Outstanding Equity Awards at December 31, 2019
The following table includes certain information about equity awards outstanding at December 31, 2019, for each of our NEOs:

	Option Awards					Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)	(j)

Sean C. Woolverton Stock Options
3/1/2017	—	87,081	(4)	$29.21	3/1/2027
Restricted Stock Units
3/1/2017						58,054	(5)	$574,735
2/20/2018						6,700	(6)	$66,330
5/21/2019						48,100	(7)	$476,190
Performance Stock Units
2/20/2018									10,000	$99,000
5/21/2019									48,100	$476,190
Christopher M. Abundis Stock Options
6/8/2016	13,228	—		$23.25	6/8/2021
3/22/2017	13,926	7,177	(9)	$26.96	3/22/2027
Restricted Stock Units
3/22/2017						3,898	(6)	38,590
2/20/2018						2,814	(6)	27,859
5/21/2019						14,100	(7)	139,590
Performance Stock Units
2/20/2018									4,200	$41,580
5/21/2019									14,100	$139,590
G. Gleeson Van Riet(8) Stock Options
3/22/2017	17,372	—		$26.96	1/10/2020
Steven W. Adam Stock Options
11/6/2017	—	58,912	(4)	21.97	11/6/2027
Restricted Stock Units
11/6/2017						39,275	(5)	$388,823
2/20/2018						4,623	(6)	$45,768
5/21/2019						21,400	(7)	$211,860
Performance Stock Units
2/20/2018									6,900	$68,310
5/21/2019									21,400	$211,860

2020 Proxy Statement	SilverBow Resources, Inc. | 33

_______________________________

(1)
Amount reflects the aggregate market value of unvested RSUs at December 31, 2019, which equals the number of unvested restricted stock units in column (g) multiplied by the closing price of the Company’s common stock at December 31, 2019, which was $9.90.

(2)
These PSUs have a three-year performance period which ends on December 31 of the third year following the applicable date of grant, and, under applicable SEC rules, the number of unearned shares reported in this column represent 100% of the target number of PSUs granted to each NEO. Such PSUs cliff vest within 60 days of the end of the applicable performance period, subject to the Company’s total shareholder return performance relative to our peers. The number of shares of common stock issuable upon vesting range from zero to 200% of the target number of shares. If the PSUs were paid at 200% and based on the December 31, 2019, closing price of $9.90, the awards granted on February 20, 2018, would pay out as follows: Mr. Woolverton - 20,000 shares with a market value of $198,000, Mr. Abundis - 8,400 shares with a market value of $83,160, and Mr. Adam - 13,800 shares with a market value of $136,620; the awards granted on May 21, 2019, would pay out as follows: Mr. Woolverton - 96,200 with a market value of $952,380, Mr. Abundis - 28,200 with a market value of $279,180, and Mr. Adam - 42,800 with a market value of $423,720.

(3)	Amounts reflect value of PSUs based on the closing price of the Company’s common stock at December 31, 2019, which was $9.90, multiplied by the number of shares described in footnote (2).
(4)	These stock options became exercisable in three equal installments each year beginning on the third anniversary of the date of grant for Mr. Woolverton, and beginning on March 22, 2020, for Mr. Adam.
(5)	Restrictions on these RSUs lapse as to one-third of such shares each year beginning on the third anniversary of the date of grant for Mr. Woolverton, and beginning on March 22, 2020, for Mr. Adam.
(6)	Restrictions on these RSUs lapse as to one-third of such shares each year beginning on the first three anniversaries of the grant date.
(7)	Restrictions on these RSUs lapse as to one-third of such shares each year on March 5, 2020, March 5, 2021, and March 5, 2022.
(8)
Under applicable SEC rules, the table above reflects outstanding awards as of December 31, 2019. Please see "Potential Payments Upon Termination or Change in Control" for further information on the specific treatment of Mr. Van Riet's equity awards in connection with his separation from the Company.

(9)	These stock options become exercisable in three equal installments each year beginning on the first three anniversaries of the grant date.
Option Exercises and Stock Vested
The following table includes information on the vesting of RSUs and PSUs for our NEOs during the fiscal year ended December 31, 2019. No stock options were exercised in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(d)	(e)

Sean C. Woolverton	3,300	$75,735
Christopher M. Abundis	10,681	$195,471
G. Gleeson Van Riet	29,454	$393,329
Steven W. Adam	2,277	$52,257
_______________________________

(1)	Amount reflects value realized by multiplying the number of shares of RSUs (and, in Mr. Van Riet's case, also PSUs) that vested by the market value on the vesting date.
Pension Benefits
We do not currently sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans for our NEOs.
Nonqualified Deferred Compensation
We do not currently sponsor or maintain any plans that provide for defined contribution or other deferrals of compensation on a basis that is not tax-qualified for our NEOs.

34 | SilverBow Resources, Inc.	2020 Proxy Statement

Potential Payments Upon Termination or Change in Control
The table below and the discussion that follows reflect the amount of compensation payable to each NEO (other than Mr. Van Riet) upon termination from the Company under several scenarios assuming such termination was effective December 31, 2019. The actual amounts to be paid out can only be determined at the time of such NEO's separation from the Company. With respect to Mr. Van Riet, the actual payments made upon his resignation are reported in the table below. Please see footnote (11) of the table below and the "Compensation Discussion and Analysis" of this proxy statement for more information.
Each NEO has (or had prior to resignation) an employment agreement that became effective in 2017 and was amended April 2, 2019. These employment agreements have (or had) a three-year initial term. Following those three years, each agreement automatically extends for one year on each anniversary of the agreement. However, each agreement allows for the Company to terminate an NEO at any time with, in general, 60 days’ written notice.

			Equity Acceleration
	Cash Payments	Benefit Cost(1)	Time-Based Stock Options		Time-Based RSUs		Performance-Based RSUs		Total

Sean C. Woolverton
Termination by Employee for Good Reason or by Company Without Cause	$1,770,000	$30,089	$—	(2)	$381,388	(3)	$—	(4)	$2,181,477
Termination by Employee for Good Reason or by Company Without Cause Following Change in Control(5)	$2,360,000	$30,089	$—	(6)	$1,117,255	(7)	$—	(8)	$3,507,344
Death or Disability	$—	$30,089	$—	(2)	$381,388	(3)	$—	(4)	$411,477
Change in Control	$—	$—	$—	(9)	$—	(10)	$—	(8)	$—
Christopher M. Abundis
Termination by Employee for Good Reason or by Company Without Cause	$586,500	$29,885	$—	(2)	$98,376	(3)	$—	(4)	$714,761
Termination by Employee for Good Reason or by Company Without Cause Following Change in Control(5)	$879,750	$29,885	$—	(6)	$206,039	(7)	$—	(8)	$1,115,674
Death or Disability	$—	$29,885	$—	(2)	$98,376	(3)	$—	(4)	$128,261
Change in Control	$—	$—	$—	(9)	$—	(10)	$—	(8)	$—
G. Gleeson Van Riet(11)	$648,375	$10,968	$—		$239,768		$101,304		$1,000,415
Steven W. Adam
Termination by Employee for Good Reason or by Company Without Cause	$777,000	$24,008	$—	(2)	$220,760	(3)	$—	(4)	$1,021,768
Termination by Employee for Good Reason or by Company Without Cause Following Change in Control(5)	$1,165,500	$24,008	$—	(6)	$646,450	(7)	$—	(8)	$1,835,958
Death or Disability	$—	$24,008	$—	(2)	$220,760	(3)	$—	(4)	$244,768
Change in Control	$—	$—	$—	(9)	$—	(10)	$—	(8)	$—
_______________________________

(1)	Includes payment of health, dental and vision insurance continuation as provided in employment agreement.
(2)	Includes value of option spread for time-based option awards vesting within 12 months of termination event. For illustrative purposes, the termination event is assumed to be December 31, 2019.
(3)	Includes value of time-based RSUs vesting within 12 months of termination event. For illustrative purposes, the termination event is assumed to be December 31, 2019.
(4)
The value is indeterminable as the value of these PSUs would be determined by performance achievement on a pro rata basis. Performance would otherwise be measured at the end of the original three-year performance period. As such, it is impossible to determine the payout at December 31, 2019, but the value of such awards, based on achieving target performance at $9.90 per share (the closing price on December 31, 2019), if the termination event occurred on December 31, 2019, would be: Mr. Woolverton - $224,205; Mr. Abundis - $74,085; and Mr. Adam - $115,904.

(5)
A payment is triggered only upon qualifying termination of employment that occurs beginning on the date of the Change in Control and ending on the six month anniversary following the Change in Control.

2020 Proxy Statement	SilverBow Resources, Inc. | 35

(6)	Includes value of option spread for all outstanding time-based option awards.
(7)	Includes value of all time-based RSUs outstanding at the termination event.
(8)
The value is indeterminable as the value of these PSUs would be determined by performance achievement through the date of the Change in Control. Performance would otherwise be measured at the end of the original three-year performance period. As such, it is impossible to determine the payout at December 31, 2019, but the value of such awards, based on achieving target performance at $9.90 per share (the closing price on December 31, 2019), if the termination event occurred on December 31, 2019, would be: Mr. Woolverton - $575,190; Mr. Abundis - $181,170; and Mr. Adam - $280,170.

(9)
The value is indeterminable as the vesting for these time-based stock options would occur on the six month anniversary of the Change in Control. For illustrative purposes, if the termination event occurred on December 31, 2019, the value of all stock option awards would be: Mr. Woolverton - $0; Mr. Abundis - $0; and Mr. Adam - $0.

(10)
The value is indeterminable as the vesting for these time-based RSUs would occur on the six month anniversary of the Change in Control. For illustrative purposes, if the termination event occurred on December 31, 2019, the value of all RSUs would be: Mr. Woolverton - $1,117,255; Mr. Abundis - $206,039; and Mr. Adam - $646,450.

(11)
As described above, Mr. Van Riet separated from the Company effective November 11, 2019. Under his employment agreement, as amended, Mr. Van Riet became entitled to receive the following summarized benefits and consideration following his separation of employment included in the table above and further detailed in this footnote: (a) a lump sum cash payment of $648,375 paid in December 2019; (b) vesting of outstanding equity awards pursuant to the applicable award agreements, including (i) acceleration of his RSUs which would have vested in the year following his separation date, with the RSUs valued at $12.55 each, (ii) vesting of a pro rata portion of his PSUs based on service completed during the applicable performance period and certified performance, with the PSUs valued at $12.55 each, and (iii) acceleration of his stock option award which would have vested in the year following his separation date, valued using the option spread of the same date, which was underwater, with such options remaining exercisable for 60 days after his separation date; and (c) continued eligibility to participate in the Company's health insurance plans through November 30, 2020, at the Company's expense.

Computation of Payments
Under the NEO’s employment agreement, the equity award agreements and the Company’s compensation plans, in the event of termination of employment of an NEO, that NEO would receive the payments, accelerations and benefits described below. All of our employment agreements and compensation arrangements have been prepared to comply with Section 409A of the Internal Revenue Code. The formulations of payments below are as of December 31, 2019. Mr. Van Riet is not included in the below formulations of payments as he had already separated from the Company prior to December 31, 2019, and the actual payments paid to him are described above. In each scenario, “Base Salary” means the NEO’s annual base salary in effect immediately prior to the termination date.

•	Termination by Employee Upon 90 Days’ Notice Without Good Reason or by Company With Cause
Messrs. Woolverton, Abundis and Adam

•	Exercisability of previously-vested stock options for up to 60 days (or up to 30 days for certain of Mr. Abundis' previously-vested stock options) following termination

•	No additional compensation

•	Termination by Employee for Good Reason or by Company Without Cause
Mr. Woolverton

•	Cash payment of 1.5 x Base Salary and 1.5 x Target Bonus

•	Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months

•	Immediate acceleration of vesting and exercisability of time-based stock options for up to 60 days following termination that would have otherwise vested within the next 12 months

•	Immediate acceleration of a pro rata portion of PSUs, subject to the satisfaction of the performance conditions

•	Health Insurance paid by Company for up to 12 months
Messrs. Abundis and Adam

•	Cash payment of 1 x Base Salary and 1 x Target Bonus

•	Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months

•
Immediate acceleration of vesting and exercisability of time-based stock options for up to 60 days (or up to 90 days for certain of Mr. Abundis' previously-vested stock options) following termination that would have otherwise vested within the next 12 months

36 | SilverBow Resources, Inc.	2020 Proxy Statement

•	Immediate acceleration of a pro rata portion of PSUs, subject to the satisfaction of the performance conditions

•	Health Insurance paid by Company for up to 12 months

•	Termination by Employee for Good Reason or by Company Without Cause Following a Change in Control
Mr. Woolverton

•	Cash payment of 2 x Base Salary and 2 x Target Bonus

•	Immediate acceleration of vesting of all time-based RSUs

•	Immediate acceleration of vesting and exercisability of all time-based stock options for up to 2 years following termination

•	Dependent on the award agreement:

◦	Upon the termination following the change in control, immediate acceleration of PSUs granted after April 2, 2019, subject to the satisfaction of the performance conditions

◦	Upon the change in control, immediate acceleration of PSUs granted prior to April 2, 2019, subject to the satisfaction of the performance condition

•	Health Insurance paid by Company for up to 12 months
Messrs. Abundis and Adam

•	Cash payment of 1.5 x Base Salary and 1.5 x Target Bonus

•	Immediate acceleration of vesting of all time-based RSUs

•	Immediate acceleration of vesting and exercisability of all time-based stock options for up to 2 years following termination

•	Dependent on the award agreement:

◦	Upon the termination following the change in control, acceleration of PSUs granted after April 2, 2019, subject to the satisfaction of the performance conditions

◦	Upon the change in control, immediate acceleration of PSUs granted prior to April 2, 2019, subject to the satisfaction of the performance condition

•	Health Insurance paid by Company for up to 12 months

•	Death or Disability
Messrs. Woolverton, Abundis and Adam

•	Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months

•
Immediate acceleration of vesting and exercisability of time-based stock options for up to 60 days (or up to 12 months for certain of Mr. Abundis' previously-vested stock options) following death or disability that would have otherwise vested within the next 12 months

•	Immediate acceleration of a pro rata portion of PSUs, subject to the satisfaction of the performance conditions

•	Health Insurance paid by Company for up to 12 months

•	Change in Control
Messrs. Woolverton, Abundis and Adam

•	On the six month anniversary of the change in control, acceleration of vesting of all time-based RSUs, assuming continued employment through such anniversary

•
On the six month anniversary of the change in control, acceleration of vesting and exercisability of all time-based stock options pursuant to the award agreement, assuming continued employment through such anniversary

•	Dependent on the award agreement:

◦	Upon the six month anniversary of the change in control, immediate acceleration of PSUs granted after April 2, 2019, subject to the satisfaction of the performance conditions

◦	Upon the change in control, immediate acceleration of PSUs granted prior to April 2, 2019, subject to the satisfaction of the performance conditions

37 | SilverBow Resources, Inc.	2020 Proxy Statement

Conditions and Covenants
Each NEO must also comply with a non-compete provision in his employment agreement. Based on the terms of the employment agreements, the covenant not to compete provision would be effective, depending on the separation, for a 12-, 18- or 24-month period for Mr. Woolverton or for a 12- or 18-month period for Messrs. Abundis and Adam, following the termination of an NEO.
An NEO will not receive compensation under his employment agreement if the Company terminates the Named Executive Officer for Cause. Cause is generally defined in the employment agreement as commission of fraud, theft or embezzlement against the Company; a willful breach of fiduciary duty with respect to the Company; refusal, without proper legal cause, to perform the NEO’s duties; breach of the confidentiality, non-compete or non-solicitation provision of the employment agreement; conviction of or pleading guilty or nolo contendere to a felony or crime involving moral turpitude; misconduct or gross negligence in performance of the NEO’s duties; or breach and violation of the Company’s written policies pertaining to sexual harassment, discrimination or insider trading.

38 | SilverBow Resources, Inc.	2020 Proxy Statement

Pay Ratio Disclosure
In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we calculated a reasonable estimate of the ratio of the annual total compensation of Mr. Woolverton, our CEO, compared to that of our median employee in 2019.
Criteria used for Pay Ratio
We identified our median employee as of December 31, 2019, using the methodology and the material assumptions, adjustments and estimates described below:

•
As of December 31, 2019, the Company, through its primary operating subsidiary SilverBow Resources Operating, LLC, employed 86 people. This consisted of all full-time employees; there were no part-time, seasonal or temporary employees on December 31, 2019;

•	SilverBow Resources Operating, LLC’s W-2 payroll records were reviewed and consistently applied to identify our median employee (excluding Mr. Woolverton as CEO);

•
Since all of our employees are located in Texas, either in proximity to our corporate headquarters in Houston, Texas, or near our South Texas fields, we did not take into account a cost-of-living adjustment for identifying the median employee in 2019, but may take such adjustment into account in future years;

•	Similarly, in light of our small employee population base, no sampling or “de minimis” exceptions were used to exclude any employees; and

•	Compensation for any newly hired employees who had been employed less than a year was annualized in determining our median employee.
CEO Pay Ratio
Following the identification of our median employee using the estimates described above, we determined the annual total compensation of such employee by calculating the elements of 2019 compensation in accordance with the requirements that apply to our NEOs and the description of such elements in “Summary Compensation Table” of this proxy statement. The median employee received a base salary, bonus (earned in 2019, but paid in 2020) under our cash bonus compensation plan, an additional excellence award spot bonus, and other compensation including contributions from SilverBow Resources to the Company Savings Plan and the median employee’s HSA, along with insurance premiums paid by the Company with respect to life insurance for the benefit of the median employee. While all of our employees (including our median employee) are eligible to participate in the 2016 Plan, our median employee did not receive any equity-based awards under the 2016 Plan in 2019 and our median employee did not have any perquisites exceeding $10,000. This resulted in an annual total compensation of $140,788 for our median employee.
Our CEO’s annual total compensation for 2019 is reported in the “Total” column (column j) of our “Summary Compensation Table” in this proxy statement.
Based on the preceding information, for 2019, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee is below:

CEO 2019 Annual Total Compensation (A)	$1,792,434
Median Employee 2019 Annual Total Compensation (B)	$140,788
Pay Ratio of (A) to (B)	12.7 to 1

2020 Proxy Statement	SilverBow Resources, Inc. | 39

PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, which was implemented by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, referred to herein as the Dodd-Frank Act, the Board is required to provide SilverBow Resources shareholders with a nonbinding advisory vote on the compensation of our NEOs, as reported in this proxy statement. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. Shareholders are being asked to vote on the following resolution:
“RESOLVED, that the shareholders of SilverBow Resources, Inc. approve, on an advisory basis, the compensation of SilverBow Resources, Inc.’s named executive officers, as described in Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosures of this proxy statement.”
As disclosed in our “Compensation Discussion and Analysis,” the Company has faced dynamic and challenging industry conditions over the past few years, but has continued to respond with strong financial and operational performance with our management team in place. We made changes to our compensation program in 2019 to continue to motivate and reward our executive team to build on such operational and financial results and deliver value for shareholders. These changes further aligned our NEOs' interests with the long-term interests of our shareholders by ensuring that a significant portion of our NEOs' compensation consisted of equity awards. A substantial portion (50%) of the equity awards granted in 2019 are tied to long-term shareholder growth as PSUs, with payout determined based on relative total shareholder return as compared to our peers. The Company's key performance indicators for 2019, which reward performance and are used to determine the amount of the annual cash bonus incentive earned by our NEOs, are further discussed in our "Compensation Discussion and Analysis."
The following actions were taken during fiscal year 2019 with respect to the compensation of SilverBow Resources' NEOs:

•
We effected global changes to our NEO long-term compensation program to bring it more in line with peers and to further align the interests of our NEOs and shareholders in SilverBow Resources long-term performance through:

◦	Amending each of our NEO's employment agreements on April 2, 2019;

◦	Conducting a one-time Equity Award Exchange effective May 21, 2019, which was approved by our Board and subsequently by our shareholders at our 2019 annual meeting;

◦
Under the Equity Award Exchange, special one-time equity awards previously granted to our NEOs in August 2018 were cancelled, which consisted of a majority of time-based stock-options as well as time-based RSUs; and

◦	New long-term equity awards, consisting of 50% time-based RSUs and 50% PSUs, were granted in exchange for the cancelled awards;

•
We performed at 100% of the target level for the 2019 annual cash bonus tied to our 2019 KPIs which included the following metrics: Production, Adjusted EBITDA, Relative TSR, Cost to Develop, Total Operating Expense, Strategic Goal and HS&E TRIR;

•	We have historically limited perquisites for officers and, in 2019, no NEO had perquisites above the SEC disclosure threshold ($10,000); and

•	We are committed to continuing to align the interests of our NEOs with the interests of our shareholders; as such, each NEO’s employment agreement includes equity ownership requirements.
We are asking for shareholder approval of the compensation of our NEOs as disclosed in this proxy statement, which includes the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosures.
Because this vote is advisory, it will not be binding, and the Compensation Committee of the Board of Directors ultimately has the responsibility for determining executive compensation. We believe that the Compensation Committee should retain discretion to make final compensation decisions that align with shareholder interests, which discretion has historically been exercised wisely. However, the Compensation Committee values the opinions of our shareholders and will consider the outcome of the advisory vote when making future decisions and recommendations about executive compensation. No determination has been made as to what action the Board of Directors may take

40 | SilverBow Resources, Inc.	2020 Proxy Statement

if shareholders do not approve our executives’ compensation, but the Compensation Committee will consider voting results and how they should be addressed.
The affirmative vote of the holders of a majority of the shares present via virtual representation by attendance at the meeting or by proxy at the meeting and entitled to vote on Proposal 2, is required to approve this advisory Proposal 2. Brokers do not have discretion to vote on this proposal without your instruction; therefore, if you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Abstentions will be considered as votes cast and will have the same effect as a vote against the proposal but broker non-votes will not affect the outcome of the voting on the proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” approving the compensation of SilverBow Resources’ Named Executive Officers as disclosed in this proxy statement.

2020 Proxy Statement	SilverBow Resources, Inc. | 41

PROPOSAL 3 — RATIFICATION OF SELECTION OF BDO USA, LLP AS SILVERBOW RESOURCES, INC.’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020
Selection of BDO USA, LLP as Independent Auditor
The Audit Committee of the Board of Directors has selected BDO USA, LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and internal control over financial reporting for 2020. BDO USA, LLP has served as SilverBow Resources’ independent auditor since June 8, 2016. See “Audit Committee Disclosure” following this proposal for more information related to BDO USA, LLP.
Shareholder approval or ratification is not required for the selection of BDO USA, LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting the Company’s independent registered public accounting firm. However, the selection is being submitted for ratification during the Annual Meeting as a matter of good corporate practice. No determination has been made as to what action the Board of Directors would take if shareholders do not approve the appointment, but the Audit Committee may reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.
Voting on Independent Auditor Proposal
The affirmative vote of holders of a majority of the shares present via virtual representation by attendance at the meeting or by proxy during the Annual Meeting and entitled to vote on Proposal 3, is required to approve this Proposal 3. Brokers have discretion to vote this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker may still vote on this proposal. Abstentions will be considered as votes cast and will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of BDO USA, LLP as the Company’s independent auditor.

42 | SilverBow Resources, Inc.	2020 Proxy Statement

AUDIT COMMITTEE DISCLOSURE
Preapproval Policies and Procedures
The charter of the Audit Committee provides that the Audit Committee shall approve, in its sole discretion, any services to be provided by the Company’s independent registered accounting firm, including audit services and significant non-audit services (significant being defined for these purposes as non-audit services for which fees in the aggregate equal 5% or more of the base annual audit fee paid by the Company to its independent auditor), before such services are rendered, and consider the possible effect of the performance of such latter services on the independence of the auditor. The Audit Committee may delegate preapproval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom preapproval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services described below for 2019 and 2018 were preapproved by the Audit Committee before BDO USA, LLP was engaged to render services. BDO was not engaged to provide any non-audit services in 2019 or 2018.
Fees Paid to Independent Registered Public Accounting Firm
BDO USA, LLP began serving as the Company’s independent registered public accounting firm in June 2016. The Audit Committee, with ratification of the shareholders, engaged BDO USA, LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2019. A representative from BDO USA, LLP will be present via virtual webcast at this year’s Annual Meeting. Such representative will have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions submitted electronically.
The following table presents fees and expenses billed by BDO USA, LLP for its work performed for 2019 and 2018.

	2019	2018

Audit Fees	$712,628	$607,727
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Totals	$712,628	$607,727
The audit fees for 2019 and 2018 for BDO USA, LLP were for professional services rendered in connection with the integrated audits of our consolidated financial statements and internal control over financial reporting and reviews of our quarterly consolidated financial statements within such years. These fees also include the issuance of comfort letters, consents and assistance with review of various documents filed with the SEC. During 2019 and 2018, BDO USA, LLP did not provide any audit-related, tax or other services to us.
Report of the Audit Committee
In connection with the financial statements for the fiscal year ended December 31, 2019, the Audit Committee has:

•	reviewed and discussed the audited financial statements and internal control over financial reporting with management;

•
discussed with BDO USA, LLP, the Company’s independent registered public accounting firm (the “Auditor”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Commission; and

•
received the written disclosures and the letter from the Auditor required by the applicable requirements of the PCAOB regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditor the Auditor’s independence.

2020 Proxy Statement	SilverBow Resources, Inc. | 43

Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in SilverBow Resources' Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Gabriel L. Ellisor (Chair) Michael Duginski Charles W. Wampler

44 | SilverBow Resources, Inc.	2020 Proxy Statement

SHAREHOLDER PROPOSALS
SEC Rule 14a-8 Proposals for Inclusion in the Company’s 2021 Proxy Materials
Pursuant to various rules promulgated by the SEC, a shareholder who seeks to include a proposal in the Company’s proxy materials for the annual meeting of the shareholders of the Company to be held in 2021 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to the Secretary, SilverBow Resources, Inc., 575 North Dairy Ashford, Suite 1200, Houston, Texas 77079, no later than December 7, 2020, unless the date of our 2021 annual meeting is more than 30 days before or after May 18, 2021, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Further, a shareholder may not submit a matter for consideration at the 2021 annual meeting, unless the shareholder shall have timely complied with the requirements in the Company’s Bylaws.
Advanced Notice of Nominations or Proposed Business for the Company’s 2021 Annual Meeting of Shareholders
Our Bylaws require advanced written notice from any shareholder seeking to present nominations of persons for election to the Board and other proposed business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) for consideration at our 2021 annual meeting of shareholders. Notice of such nominations or proposals must be delivered to or mailed and received by the Secretary, SilverBow Resources, Inc., 575 North Dairy Ashford, Suite 1200, Houston, Texas 77079, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the date of the one-year anniversary of the immediately preceding year's annual meeting. Based on the anniversary date of our 2020 Annual Meeting, a shareholder must send advanced written notice of any such nomination or other proposed business such that the notice is received by us no earlier than the close of business January 18, 2021, and no later than the close of business February 17, 2021. In the event the 2021 annual meeting of shareholders is convened on a date more than 30 days before, or more than 60 days after, such anniversary date, such notice by the shareholder must be so received not later than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting; or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, such notice by the shareholder must be so received not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by SilverBow Resources.
Any such nomination or proposal must be made in writing, indicate certain information about the shares of SilverBow Resources stock (or other derivative instrument) which are owned by the shareholder and beneficial owner, if any, and comply with the then-applicable terms of the Nomination Agreement and requirements set forth in the Company’s Bylaws. A nomination of persons for election to the Board (each, a “nominee”) must also include certain information about the nominee, certain information regarding affiliations between the nominee and the shareholder, a completed and signed questionnaire by the nominee, and all other information about the nominee required under SEC Rule 14A and the Company’s Bylaws. A proposal of business must also include a brief description of the business desired to be brought before the meeting, the text of the proposal, a description of all agreements, arrangements and understandings between the shareholder, and beneficial owner, if any, and any other persons in connection with the proposal. Nominations or proposals must be addressed as follows in order to be considered for the next annual meeting:

Secretary SilverBow Resources, Inc. 575 North Dairy Ashford, Suite 1200 Houston, Texas 77079
Shareholders who wish to nominate an individual to the Board must also follow the requirements of the Company's Bylaws, then-existing terms of the Nomination Agreement, and applicable SEC and NYSE rules and regulations. For more information on shareholders’ nomination of directors, refer to “Nominations of Directors,” in this proxy statement.
With respect to business to be brought before the 2020 Annual Meeting, the Company has not received any notices, proposals, or nominees from shareholders that the Company is required to include in this proxy statement.

2020 Proxy Statement	SilverBow Resources, Inc. | 45

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board of Directors welcomes questions or comments about the Company and its operations. Any communications that shareholders or other interested parties may wish to send to the Board of Directors or the non-management independent directors may be directed to the following address:

Chairman of the Board SilverBow Resources, Inc. 575 North Dairy Ashford, Suite 1200 Houston, Texas 77079 ATTN: Secretary
Historically, the Company’s annual meeting of its Board of Directors was held to coincide with the annual meeting of its shareholders and a majority of the directors would attend the annual meeting of shareholders; however, with the increased responsibilities and time requirements in connection with the Board meeting, the Board’s annual meeting is now held two to three weeks before the shareholders’ annual meeting. Therefore, while the Company encourages members of the Board to attend, the Company does not have a policy with regard to Board members’ attendance at its annual meetings of shareholders. Although some of the members of the Board will virtually attend the 2020 Annual Meeting, it is not expected that a majority will be in attendance. Those in attendance will be available to address shareholder questions. One director attended the 2019 annual meeting.
FORWARD-LOOKING STATEMENTS
Certain statements set forth in this proxy statement that are not historical are “forward-looking statements” as that term is defined in Section 21E of the Exchange Act. These statements include estimates of future amounts payable under awards, plans or agreements or upon the occurrence of certain events, such as a change in control, the present value of such awards, and the estimated value of awards, the vesting of which will depend on performance over future periods. In order to estimate amounts that may be paid in the future, we made assumptions as to a number of variables which may, and in many cases will, differ from future actual conditions. These variables include the price of our common stock, the dates of termination of employment, final pay, interest rates, applicable tax rates and other assumptions. The Company will not update these forward-looking statements unless required to do so by applicable law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. Management cautions all readers that the forward-looking statements contained in this proxy statement are not guarantees of future values or payments, and we cannot assure any reader that such statements will be realized or that the events and circumstances that they describe will occur.
ANNUAL REPORT ON FORM 10-K
Upon written request, SilverBow Resources will provide any shareholder of the Company, at no charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests should be made by mail to SilverBow Resources, Inc., Investor Relations Department, 575 North Dairy Ashford Road, Suite 1200, Houston, Texas 77079; by telephone at (281) 874-2700 or (888) 991-SBOW; or by email to info@sbow.com.

By Order of the Board of Directors, Christopher M. Abundis Executive Vice President, Chief Financial Officer, General Counsel and Secretary
Houston, Texas
April 6, 2020

46 | SilverBow Resources, Inc.	2020 Proxy Statement

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 17, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SBOW2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 17, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D00534-P37627

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SILVERBOW RESOURCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The elections of all nominees for Class I directors (for terms to expire at the 2023 annual meeting of shareholders)	☐	☐	☐

To withhold authority to vote for any individual nominee, mark "For All Except" and write the number of the nominee that you wish to withhold on the line below.

____

Nominees:

01) Michael Duginski
02) Christoph O. Majeske

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

47 | SilverBow Resources, Inc.	2020 Proxy Statement

D00535-P37627

SILVERBOW RESOURCES, INC.
Annual Meeting of Shareholders
May 18, 2020 10:00 AM CDT
This proxy is solicited by the Board of Directors

The Shareholder(s) hereby appoint(s) Sean C. Woolverton, Christopher M. Abundis and Steven W. Adam, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SILVERBOW RESOURCES, INC. that the Shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CDT on May 18, 2020, via live webcast at www.virtualshareholdermeeting.com/SBOW2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

48 | SilverBow Resources, Inc.	2020 Proxy Statement